UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Lindblad Expeditions Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

The 2023 Annual Meeting of Stockholders of Lindblad Expeditions Holdings, Inc. (the “Annual Meeting”) will be held virtually on Thursday June 1, 2023 at 10:00 AM EDT. To afford all stockholders the ability to participate, the annual meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.viewproxy.com/lindblad/2023/htype.asp. You must enter the control number found on your proxy card, voting instruction form or notice you previously received. There is no physical location for the Annual Meeting. At the meeting, the holders of our outstanding common stock and Series A Redeemable Convertible Preferred Stock will act on the following matters:
(1)
The election of L. Dyson Dryden, John M. Fahey and Catherine Reynolds, the three nominees named in the attached proxy statement, as Class B Directors to serve terms expiring at the annual meeting of stockholders to be held in 2026 and, in each instance, until their successors have been elected and qualified;

(2)
The approval, on an advisory basis, of the 2022 compensation of our named executive officers;

(3)
The ratification of the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for fiscal year 2023; and

(4)
The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 5, 2023 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.
We hope you will be able to attend the meeting virtually, but in any event, we would appreciate your submitting your proxy as promptly as possible. You may vote by telephone or the internet as instructed in the Notice of Internet Availability of Proxy Materials and in the accompanying proxy. If you received a copy of the proxy card by mail, you may also submit your vote by mail. We encourage you to vote by telephone or the internet. These methods are convenient and save the Company significant postage and processing charges. If you attend the meeting, you may revoke your proxy and vote in person.
By Order of the Board of Directors,
/s/ Mark D. Ein

Mark D. Ein
Co-Chairperson of the Board
Dated: April 17, 2023

Lindblad Expeditions Holdings, Inc.
96 Morton Street, 9th Floor
New York, NY 10014
2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 1, 2023

PROXY STATEMENT

The Board of Directors of Lindblad Expeditions Holdings, Inc. (the “Company,” “Lindblad,” “we,” “us,” “our,” and “ours”) is soliciting proxies from its stockholders to be used at the 2023 Annual Meeting of Stockholders to be held virtually on June 1, 2023 at 10:00 AM EDT. To afford all stockholders the ability to participate, the Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.viewproxy.com/lindblad/2023/htype.asp. You must enter the control number found on your proxy card, voting instruction form or notice you previously received. There is no physical location for the Annual Meeting. This proxy statement contains information related to the Annual Meeting.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
On or about April 17, 2023, we mailed to our stockholders who have not previously requested to receive materials by mail or e-mail a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access this proxy statement and our annual report online and how you may submit your proxy on the internet or by telephone. If you received this notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report unless you follow the instructions therein for requesting these materials.
ABOUT THE ANNUAL MEETING
Why did I receive these materials?
Our Board of Directors is soliciting proxies for the Annual Meeting. You are receiving a proxy statement because you owned shares of our common stock and/or Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”) on April 5, 2023 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting virtually. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.
What information is contained in this proxy statement?
This proxy statement includes information related to the proposals to be voted on at the Annual Meeting, the voting process, our Board of Directors, the compensation of directors and executive officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Who is entitled to vote at the meeting?
Holders of common stock and Series A Preferred Stock as of the close of business on the record date, April 5, 2023, will receive notice of, and be eligible to vote at, the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the record date, we had outstanding and entitled to vote 53,187,249 shares of common stock and 62,000 shares of Series A Preferred Stock (representing an aggregate of 7,620,543 shares of common stock for such purposes) for an aggregate total of 60,807,792 votes.
How many votes do I have?
Holders of our Series A Preferred Stock will vote on an as-converted basis together with holders of our common stock as a single class in connection with each of the proposals in this proxy statement. Each share of common stock is entitled to one vote on all matters to be voted upon at the meeting and each share of Series A Preferred Stock is entitled to approximately 122 votes on all matters to be voted upon at the meeting. There is no cumulative voting.
Who can attend the meeting virtually?
To afford all stockholders the ability to participate, this year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted solely online via live webcast. You will be able to participate in the Annual Meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.viewproxy.com/lindblad/2023/htype.asp. You must enter the control number found on your proxy card, voting instruction form or notice you previously received. There is no physical location for the Annual Meeting.
What constitutes a quorum?
The presence at the meeting, virtually or by proxy, of the holders of a majority of all the outstanding shares of common stock entitled to vote (counting our Series A Preferred Stock on an as-converted basis, representing an aggregate of 7,620,543 shares of common stock for such purposes) constitutes a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.
How do I vote if I am a stockholder of record?
If you are a stockholder of record (that is, you own your shares in your own name with our transfer agent and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you can vote via a virtual meeting or by proxy. You van vote your shares electronically and submit your questions prior to and during the meeting by visiting: www.viewproxy.com/lindblad/2023/htype.asp. You must enter the control number found on your proxy card, voting instruction form or notice you previously received. We urge you to vote by proxy even if you plan to attend the Annual Meeting virtually so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting virtually, you may vote at the meeting and your proxy will not be counted. Our Board of Directors has designated Dolf Berle and Craig I. Felenstein, and each or any of them or their designees, as proxies to vote the shares solicited on its behalf. You can vote by proxy by any of the following methods.
Voting by Telephone or Internet.   If you are a stockholder of record, you may vote by proxy by telephone or internet. Proxies submitted by telephone or through the internet must be received by 11:59 p.m. EDT on May 31, 2023. Please see the Notice of Internet Availability of Proxy Materials or proxy card for instructions on how to vote by telephone or internet.
Voting by Proxy Card.   Each stockholder electing to receive stockholder materials by mail may vote by proxy using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

How do I vote if I hold my shares in “street name”?
If you hold your shares in “street name,” we have supplied copies of our proxy materials for the Annual Meeting to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. You must either direct the broker, trust, bank or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your broker, trust, bank or other nominee for specific instructions on methods of voting, including by telephone or using the internet.
Can I change my vote?
Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the Secretary of the Company or mailing a proxy bearing a later date, submitting your proxy again by telephone or over the internet or by attending the Annual Meeting virtually and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, trust, bank or other nominee or, if you have obtained a legal proxy from your broker, trust, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.
How is the Company soliciting this proxy?
We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.
What vote is required to approve each item?
Directors are elected by plurality vote and there is no cumulative voting. Accordingly, the director nominees receiving the highest vote totals of the eligible shares of our common stock (including the Series A Preferred Stock on an as-converted basis) that are present, virtually or by proxy, and entitled to vote at the meeting will be elected as our directors. The approval of the advisory resolution on executive compensation and the ratification of the appointment of Ernst & Young LLP require the affirmative vote of the majority of the votes present, virtually or by proxy, and entitled to vote at the meeting.
How are votes counted?
With regard to the election of directors, you may vote “FOR” or “WITHHOLD,” and votes that are withheld will be excluded entirely from the vote and will have no effect. For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against each of the proposals other than the director elector proposal. For the director election proposal, any shares not voted “FOR” a particular nominee (whether as a result of an abstention, a direction to withhold authority or a broker non-vote) will not be counted in the nominee’s favor.
If you hold your shares in “street name,” we have supplied copies of our proxy materials for our Annual Meeting to the broker, trust, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, trust, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than the appointment of Ernst & Young LLP. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on the appointment of Ernst & Young LLP as our independent auditor without receiving voting instructions from you.
Other than the items in the proxy statement, what other items of business will be addressed at the Annual Meeting?
The Board and management do not intend to present any matters at this time at the Annual Meeting other than those outlined in the notice of the Annual Meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxy’s discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.
What should I do if I receive more than one set of voting materials?
You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.
If I previously signed up to receive stockholder materials by mail and wish to access these materials via the internet or electronic delivery in the future, what should I do?
If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the internet or via electronic delivery in the future. You can help us achieve a substantial reduction in our printing and mailing costs by choosing to receive stockholder materials by means other than the mail. If you choose to receive your proxy materials by accessing the internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.
If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the internet or via electronic delivery by visiting the following website: http://www.viewproxy.com/Lindblad/2023.
Your election to receive your proxy materials by accessing the internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or by calling or sending a written request addressed to:
Lindblad Expeditions Holdings, Inc.
96 Morton Street, 9th Floor
New York, NY 10014
Attn: Tom Naiman
(212) 261-9000
If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.
How can I obtain paper copies of the proxy materials, 10-K and other financial information?
Stockholders can access our 2023 proxy statement, our Annual Report on Form 10-K and our other filings with the Securities and Exchange Commission as well as our corporate governance and other related information on the investor relations page of our website at investors.expeditions.com.

The Securities and Exchange Commission’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or single set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to the Company. To take advantage of this opportunity, we have delivered only one notice, proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future notices, proxy statements and annual reports for your household, or wish to receive a separate copy for each stockholder, please write to the address set forth above.
If you previously elected to receive our stockholder materials via the internet, you may request paper copies, without charge, by writing to the address set forth above.
Where can I find the voting results of the annual meeting?
We will announce the preliminary voting results at the annual meeting and release the final results in a Form 8-K within four business days following the Annual Meeting.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock and Series A Preferred Stock as of April 5, 2023 by (i) each person who, to our knowledge, owns more than 5% of our common stock or Series A Preferred Stock, (ii) each of our current directors, director nominees and executive officers, and (iii) all of our current directors, director nominees and executive officers as a group. Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of April 5, 2023 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities, but are not deemed outstanding for computing the percentage of any other person. The address of named beneficial owners that are our officers and/or directors is: c/o Lindblad Expeditions Holdings, Inc., 96 Morton Street, 9th Floor, New York, NY 10014. The following table is based upon information supplied by officers and directors, and with respect to 5% or greater stockholders who are not officers or directors, information filed with the Securities and Exchange Commission.
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage Beneficially Owned(1)	Number of Shares of Series A Preferred Stock Beneficially Owned(2)	Percentage of Series A Preferred Stock Beneficially Owned(2)	Total Voting Power(3)
Management and Directors:
Sven-Olof Lindblad(4)	11,644,386	21.9%	—	—	19.1%
Dolf Berle(5)	285,341	*	—	—	*
Craig Felenstein(6)	289,782	*	—	—	*
Noah Brodsky(7)	7,625	*	—	—	*
Dean (Trey) Byus III(8)	27,261	*	—	—	*
Bernard W. Aronson(11)	43,712	*	—	—	*
Elliott Bisnow(12)	41,307	*	—	—	*
L. Dyson Dryden(10)	947,344	1.8%	—	—	1.6%
Mark D. Ein(9)	4,978,625	9.4%	—	—	8.2%
John M. Fahey(10)	95,216	*	—	—	*
Catherine Reynolds(10)	40,816	*	—	—	*
Alexander P. Schultz(10)	36,200	*	—	—	*
Thomas S. (Tad) Smith Jr.(10)	83,847	*	—	—	*
All directors and executive officers as a group (13 persons)	18,521,462	34.8%	—	—	30.5%
5% Owners:
Ariel Investments, LLC(13)	6,393,261	12.0%	—	—	10.5%
FMR LLC(14)	5,529,787	10.4%	—	—	9.1%
Capitol Acquisition Management 2 LLC(9)	4,978,625	9.4%	—	—	8.2%
List of 5% Series A Preferred Stockholders:
MSD SIF Partners II LLC(15)	—	*	30,000	48.4%	6.1%
Headlands Strategic Opportunities Fund LP (16)	—	*	15,000	24.2%	3.0%
Deep Field Opportunities Fund LP(17)	—	*	12,000	19.4%	2.4%
Pimco Red Stick Fund LP(18)	—	*	5,000	8.1%	*

*
Denotes ownership of less than 1%.

(1)
Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of April 5, 2023 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities but are not deemed outstanding for computing the percentage of any other person. Based on 53,187,249 shares of common stock issued and outstanding as of April 5, 2023 (including outstanding restricted stock).
(2)
Series A Preferred Stock with voting rights on an as converted basis, convertible into shares of our common stock as of April 5, 2023 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities. Based on 62,000 shares of Series A Preferred Stock issued and outstanding and convertible into an aggregate of 7,620,543 shares of our common stock as of April 5, 2023.

(3)
Total voting power based on total shares of common stock issued and outstanding as of April 5, 2023 and total votable basis Series A Preferred Stock as of April 5, 2023 for an aggregate total of 60,807,792 votes.

(4)
Excludes 6,812 unvested restricted stock units (“RSUs”) that vest in full on March 31, 2024, 9,615 unvested RSUs that vest in full on August 8, 2023, subject to continued service on the vesting date, and 20,436 unvested MSUs that vest March 31, 2024, subject to achieving stock price performance targets and continued service on the vesting date.

(5)
Excludes 35,071 unvested RSUs that vest 33% on each of June 3, 2024, 2025 and 2026, 12,710 unvested RSUs that vest 50% on March 31, 2024 and 2025, 30,073 unvested RSUs that vest 33% on each of March 31, 2024, 2025 and 2026, subject to continued service on the vesting date, 19,065 MSUs that vest on March 31, 2025, subject to achieving stock price performance targets and continued service on the vesting date, and 30,073 unvested PSUs that vest on March 31, 2026, subject to achieving performance targets and continued service on the vesting date. Includes vested options to purchase 200,000 shares of our common stock.

(6)
Excludes 3,633 unvested RSUs that vest on March 31, 2024, 10,000 unvested RSUs that vest 50% on each of December 8, 2023 and 2024, 32,236 unvested RSUs that vest 33% on each of December 21, 2023, 2024 and 2025, 9,107 unvested RSUs that vest 50% on each of March 31, 2024 and 2025 and 24,843 unvested RSUs that vest 33% on each of March 31, 2024, 2025 and 2026, subject to continued service on the vesting date, 10,899 unvested MSUs that vest March 31, 2024, 13,660 MSUs that vest on March 31, 2025, subject to achieving performance targets and continued service on the vesting date, and 24,843 unvested PSUs that vest on March 31, 2026, subject to achieving performance targets and continued service on the vesting date.. Includes vested options to purchase 188,000 shares of our common stock.

(7)
Excludes 22,851 unvested RSUs that vest 33% on each of May 31, 2024, 2025 and 2026 and 23,536 unvested RSUs that vest 33% on each of March 31, 2024, 2025 and 2026, subject to continued service on the vesting date, and 23,536 unvested PSUs that vest on March 31, 2026, subject to achieving performance targets and continued service on the vesting date.

(8)
Excludes 2,498 unvested RSUs that vest on March 31, 2024, 58,280 unvested RSUs that vest 33% on each of December 21, 2023, 2024 and 2025, 6,261 unvested RSUs that vest 50% on each of March 31, 2024 and 2025, and 18,304 unvested RSUs that vest 33% on each of March 31, 2024, 2025 and 2026, subject to continued service on the vesting date, and 7,493 unvested MSUs that vest March 31, 2024, 9,392 unvested MSUs that vest March 31, 2025, subject to achieving stock price performance targets and continued service on the vesting date, and 18,304 unvested PSUs that vest on March 31, 2026, subject to achieving performance targets and continued service on the vesting date.

(9)
Includes 261,758 shares held directly by Mr. Ein and 4,716,867 shares held by Capitol Acquisition Management 2 LLC, of which Leland Investments Inc., an entity controlled by Mr. Ein, is the sole member. As a result, Mr. Ein has voting and dispositive control over such shares. Excludes 9,615 shares of restricted stock held by Mr. Ein that vests in full on August 8, 2023, subject to continued service on the vesting date, 10,867 unvested RSUs that vest December 31, 2024, 3,409 unvested RSUs that vest December 31, 2025 and 2,745 unvested RSUs that vest December 31, 2026, subject to continued service on the vesting date, that Mr. Ein elected to receive in lieu of cash Board Director fees for 2021, 2022 and 2023. Mr. Ein entered into a prepaid variable share forward transaction with Citibank, N.A. (“Citibank”) with respect to 1,242,500 shares of common stock. The prepaid forward transaction with Citibank is divided into 25 components (each a “Component”). For each Component, he is obligated to deliver to Citibank, on the settlement date determined based on the specified scheduled valuation date within the period from May 10, 2023 to June 7, 2023, either, at his option, (i) up to 49,700 shares of common stock based on the average market price of the shares or (ii) an amount of cash equivalent to the value of such shares. In addition, Mr. Ein entered into a second prepaid variable share forward transaction with Citibank. The prepaid forward transaction with Citibank is divided into 8 components (each a “Component”). For each Component, he is obligated to deliver to Citibank, on the settlement date determined based on the specified scheduled valuation date within the period from June 8, 2023 to June 19, 2023, either, at his option, (i) up to 46,156 shares of common stock based on the average market price of the shares or (ii) an amount of cash equivalent to the value of such shares. During March 2023, Mr. Ein has advised us that he has provided a notice of settlement election to deliver to Citibank shares of common stock as settlement.

(10)
Excludes 9,615 shares of restricted stock that vests in full on August 8, 2023, subject to continued service on the vesting date.

(11)
Excludes 9,615 shares of restricted stock held by Mr. Aronson that vests in full on August 8, 2023, subject to continued service on the vesting date, 5,691 unvested RSUs that vest December 31, 2024, 1,785 unvested RSUs that vest on December 31, 2025, and 1,438 unvested RSUs that vest December 31, 2026, subject to continued service on the vesting date, that Mr. Aronson elected to receive in lieu of cash Board Director fees for 2021, 2022 and 2023.
(12)
Includes 29,077 shares held directly by Mr. Bisnow, 9,784 shares held by Umbrella Holding Co. LLC, an entity directly controlled by Mr. Bisnow, and 2,446 shares held by Peak Street Management LLC, an entity directly controlled by Mr. Bisnow. As a result, Mr. Bisnow has voting and dispositive control over such shares. Excludes 9,615 shares of restricted stock that vests in full on August 8, 2023, subject to continued service on the vesting date.

(13)
Information from Schedule 13G/A filed on February 14, 2023. Ariel Investments, LLC, 200 E. Randolph Street, Suite 2900, Chicago, IL 60601.

(14)
Information from Schedule 13G/A filed on February 9, 2023. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address is 245 Summer Street, Boston, MA 02210.

(15)
MSD SIF Partners II LLC, 645 Fifth Avenue, 21st Floor, New York, NY 10022-5910

(16)
Headlands Strategic Opportunities Fund LP, 370 Lexington Avenue, Suite 610, New York, NY 10017.

(17)
Deep Field Opportunities Fund LP, 2049 Century Park East, Los Angeles, CA 90067.

(18)
Pimco Red Stick Fund LP, 650 Newport Center Drive, Newport Beach, CA 92660.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders holding more than 10% of our outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Section 16(a) filers are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on a review of the ownership reports filed with Securities and Exchange Commission during 2022, we believe that all Section 16(a) filing requirements were met on a timely basis other than an inadvertent late Form 4 filed by Mark Ein and Bernard Aronson reporting the grant of restricted stock units in lieu of director’s fees, a late Form 3 filed by Alex Schultz as a result of delays in receiving EDGAR codes, a late Form 4 filed by David Goodman with respect to an award of restricted stock units, and a late Form 4 filed by Trey Byus related to the sale of 16,160 shares.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
General
We maintain a staggered Board of Directors divided into three classes. Each director generally serves for a term ending on the date of the third annual stockholders’ meeting following the annual stockholders’ meeting at which such director’s class was most recently elected and until his or her successor is duly elected and qualified. The number of authorized directors as of the date of this proxy statement is ten.
Currently, there are four directors in Class A (Bernard W. Aronson, Elliott Bisnow, Alexander P. Schultz and Thomas S. (Tad) Smith), three directors in Class B (L. Dyson Dryden, John M. Fahey and Catherine B. Reynolds) and three directors in Class C (Mark D. Ein, Sven-Olof Lindblad and Dolf Berle). At the Annual Meeting, the term of our Class B directors, Messrs. Dryden, Fahey and Ms. Reynolds will expire. At the Annual Meeting, our stockholders will vote to elect Messrs. Dryden, Fahey and Ms. Reynolds as Class B directors to serve until our 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Information about each of our directors and director nominees is set forth below. Director nominees Messrs. Dryden, Fahey and Ms. Reynolds are currently serving as directors.
The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the Board’s nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. Our directors have no reason to believe that any of the nominees named below will be unable to serve if elected.
The following sets forth certain information, as of April 5, 2023, about each of the Board’s nominees for election at the Annual Meeting and each of our directors whose term will continue after our Annual Meeting.
Nominees for Election at the Annual Meeting
Class B Directors — Terms Expiring 2023 (2026 if re-elected)
L. Dyson Dryden, age 47, has served as a Director since March 2013, and previously served as our Chief Financial Officer prior to our business combination with Lindblad Expeditions, Inc. in July 2015.
Mr. Dryden has served as President, Chief Financial Officer and a director of Capitol Investment Corp. V from May 2017 until the completion of its $3 billion business combination with Doma in July 2021. Mr. Dryden served as President, Chief Financial Officer and a director of Capitol Investment Corp. IV from July 2017 until the completion of its $1.1 billion business combination with Nesco in July 2019 and served as Co-Chairman of Nesco Holdings, Inc. until the April 2021 closing of the $1.5 billion acquisition of Custom One Truck Source. From July 2015 until it completed its $2.4 billion business combination with Cision in June 2017, Mr. Dryden was the President, Chief Financial Officer, Treasurer, Secretary and a Director of Capitol III. Mr. Dryden continued to serve as a director of Cision Ltd. until January 2020.
Mr. Dryden is the founder of Dryden Capital Management, LLC, a private investment firm that invests in and builds private companies, and has served as its President since March 2013. Mr. Dryden has served as a Managing Partner of Black Diamond Financial, LLC since February 2013. From August 2005 to February 2013, Mr. Dryden worked in Citigroup’s Investment Banking division in New York, most recently as a Managing Director where he led the coverage effort for a number of the firm’s Global Technology, Media and Telecommunications clients. From 2000 to 2005, Mr. Dryden held the titles of Associate and Vice President at Jefferies & Company, a global investment bank. From 1998 to 2000, Mr. Dryden worked in the investment banking group at BB&T Corporation.
Mr. Dryden is Vice Chairman of CDS Logistics Management, Inc., one of the largest providers of home improvement product delivery services in the United States. Mr. Dryden is also a member of the Board of Directors of Washington E-Sports Ventures, LLC. Mr. Dryden holds a B.S. in Business Administration with a dual concentration in finance and management from the University of Richmond.

We consider Mr. Dryden well-qualified to serve as a member of the Board due to his finance and capital markets knowledge and experience.
John M. Fahey, age 71, has served as a Director since July 2015. Mr. Fahey served as Chairman of the National Geographic Society from January 2011 to February 2016, where he was also Chief Executive Officer from March 1998 to December 2013 and President from March 1998 to December 2010. During his tenure as President and Chief Executive Officer, Mr. Fahey led the Society’s entry into cable television with the National Geographic Channels; the international growth of National Geographic magazine; and the extension of National Geographic content into digital media. Mr. Fahey joined National Geographic in April 1996, as the first President and Chief Executive Officer of National Geographic Ventures. Prior to that, he was Chairman, President and Chief Executive Officer of Time Life Inc., a wholly-owned subsidiary of Time Warner Inc., for seven years. He worked previously for Home Box Office, Inc. where he was instrumental in the startup of Cinemax.
Mr. Fahey is Vice-Chair of the Smithsonian Institution’s Board of Regents. He also serves on the board of Johnson Outdoors Inc., where he is the Vice Chair and Lead Independent Director, Chair of the nominating and corporate governance committee and a member of the compensation committee. Mr. Fahey was previously Non-Executive Chairman of Time Inc. Mr. Fahey received his bachelor’s degree in engineering from Manhattan College and his master’s degree in business administration from the University of Michigan. In 2008, he received the David D. Alger Alumni Achievement Award from the University of Michigan’s Ross School of Business.
We consider Mr. Fahey well-qualified to serve as a member of the Board due to his relationship with the National Geographic Society and his business leadership.
Catherine B. Reynolds, age 65, has served as a Director since May 2016. Mrs. Reynolds is a founder of EduCap Inc., which has provided more than $5.0 billion in education loans to hundreds of thousands of qualified students and families, and has been its Chair of the Board, Chief Executive Officer, and President since 1989. She is a successful business leader and social entrepreneur who currently devotes her time and abilities primarily to philanthropic pursuits through the Catherine B. Reynolds Foundation. In 2004, Mrs. Reynolds was selected by BusinessWeek magazine as one of the 50 most philanthropic living Americans and the first self-made woman to make their list. She is also the recipient of the Woodrow Wilson Award for Corporate Citizenship, bestowed annually on America’s most outstanding business leaders by the Woodrow Wilson International Center for Scholars. She is currently a director of General Dynamics Corporation, where she also serves on the audit committee, sustainability committee and is the Chair of the finance and benefit plan committee. She is also Chair of the board of directors of Lyndra Therapeutics. Mrs. Reynolds is co-founder and CEO of VitaKey Inc., a precision delivery technology that will unlock the science of nutrition. She is also a current or former trustee of a number of organizations including New York University, Vanderbilt University, Harvard Kennedy School’s Center for Public Leadership, the John F. Kennedy Center for the Performing Arts, and the American Academy of Achievement. Mrs. Reynolds started her career at the accounting firm of Arthur Young as a certified public accountant and is a graduate of Vanderbilt University.
We consider Ms. Reynolds well-qualified to serve as a member of the Board due to her business leadership and financial background.
RECOMMENDATION OF THE BOARD:
The Board of Directors recommends a vote FOR each of the above director nominees.

Directors Continuing in Office
Class A Directors — Terms Expiring 2025
Bernard W. Aronson, age 76, has served as a Director since July 2015. Mr. Aronson is currently Founding Partner of ACON Investments, L.L.C., a middle market private equity group. He served as the U.S. Special Envoy to the Colombian Peace Process, appointed by former President Obama in February 2015. His distinguished career has included positions in the private and government sectors, including international advisor to Goldman Sachs & Co. from 1993 to 1996; Assistant Secretary of State for Inter-American Affairs from 1989 to 1993 where he was presented with the State Department’s highest honor, the Distinguished Service Award, for his role in ending the conflicts in Central America, and again for ending the conflict in Colombia; and several White House positions under the Carter Administration. Mr. Aronson previously served as a director of Royal Caribbean Cruises Ltd. from 1993 until 2015, and also has served as a director of Kate Spade & Co., Hyatt Hotels Corporation and Northern Tier Energy LP, in addition to several private companies. He serves on several non-profit boards, including The Amazon Conservation Team and the National Democratic Institute for International Affairs, and is a member of the Council on Foreign Relations. He graduated with Honors from the University of Chicago.
We consider Mr. Aronson well-qualified to serve as a member of the Board due to his prior experience as a member of the Board of Directors of Royal Caribbean Cruises Ltd. and his extensive business experience.
Elliott Bisnow, age 37, has served as a Director since December 2017. Mr. Bisnow is the Co-founder of Summit Group, a growing global collective that hosts eclectic events for social entrepreneurs and leaders across all disciplines, including Jeff Bezos, Jessica Alba, Reed Hastings, Beene Brown, Richard Branson, Bill Clinton and Eric Schmidt. Started in 2008, Summit’s ideas conference has been called “The Davos of Generation Y,” and now includes satellite events across the world as well an annual forum offering called Summit Junto. Recognized by Inc. Magazine as one of “America’s Coolest Young Entrepreneurs,” Mr. Bisnow, in 2013, along with some of Summit’s leadership, acquired Powder Mountain Ski Resort, the largest ski area in the United States, with the vision of creating a physical space to foster innovation, entrepreneurship, arts and altruism. Prior to founding Summit, Mr. Bisnow co-founded Bisnow Media Corporation, a commercial real estate, media and events company, which was acquired in 2016. He is also a director of Peak Street Management and was a founding board member of the United Nations Foundation’s Global Entrepreneurs Council.
We consider Mr. Bisnow well-qualified to serve as a member of the Board due to his background in experience-based businesses and his business leadership.
Alexander P. Schultz, age 40, has served as a Director since February 2022. Mr. Schultz currently serves as Chief Marketing Officer and VP of Analytics for Meta, formerly Facebook, where he leads consumer marketing and product analytics globally. Throughout his career with Meta, he has pioneered the integration of product and direct response marketing and has been responsible for some of the largest, most effective online direct response campaigns, which have resulted in tremendous application user growth. Mr. Schultz has been with Meta since 2007 and has led the internationalization team since 2011 and the analytics team since 2015. Prior to joining Meta, Mr. Schultz was a Marketing Manager at eBay, during which time he led global targeting for eBay’s onsite merchandising, among other responsibilities. Mr. Schultz received a M.S. in Natural Sciences from Magdalene College, Cambridge where he specialized in experimental and theoretical Physics.
We consider Mr. Schultz well-qualified to serve as a member of the Board due to his extensive product marketing experience and his business leadership.
Thomas S. (Tad) Smith, Jr., age 57, has served as a Director since March 2020. Mr. Smith is currently the Chief Executive Officer and Director of a privately owned home care company called Home Care Assistance, that has recently changed its name to TheKey. The company, which he joined in November 2020 and which operates throughout the United States, Canada, and Australia, provides a suite of private pay services to the aged that make it possible for them to live safely and independently in their own homes. Prior to this, Mr. Smith served as a member of the board of Capitol Investment Corp V from October 2020, but stepped down in July 2021 after the successful merger with DOMA. Prior to that, Mr. Smith was the President and CEO of the NYSE-listed global auction house Sotheby’s, serving from March 2015 through October 2019, when he successfully sold the company. From February 2014 to March 2015, Mr. Smith was President and CEO of The Madison Square Garden Company, a publicly-traded, diversified cable media, live entertainment, and sports company including the New York Knicks and the New York Rangers. From 2009 to 2014, Mr. Smith served as President, Local Media, later adding Cablevision Media Sales, of the New York cable operator Cablevision, which was controlled by the same shareholder as The Madison Square Garden Company. From 2000 to 2009, he worked for the worldwide media company now known as RELX, where he last served as chief executive officer of the US business-to-business division, Reed Business Information. He currently serves as an adjunct professor at the Stern School of Business at New York University, where he teaches a finance and strategy class. He is a member of the board of Ocean Outdoor UK, a publicly-listed digital outdoor advertising company based in London. He is a board member of the private adtech company Simulmedia, based in New York, and a board observer for Dallas-based e-commerce company, Verishop. Mr. Smith is chairman of the advisory board of the Zero Gravity Corporation, which provides commercial and tourist flights in zero gravity environments, and an advisor to UK-based MINTUS, which seeks to fractionalize assets such as art. Mr. Smith serves on Dean’s Advisory Board of the Harvard Business School and the advisory board of the Hospital for Special Surgery as well as the board of directors of the Prostate Cancer Foundation, the Alzheimer’s Drug Discovery Foundation, and the Preservation Foundation of Palm Beach. Mr. Smith is also a Member of the Council on Foreign Relations. He received a Master of Business Administration from Harvard Business School, where he was a George F. Baker Scholar and a Horace W. Goldsmith Fellow. He received a Bachelor of Arts from Princeton University’s School of Public and International Affairs, where he received the R.W. Van de Velde Award.
We consider Mr. Smith well-qualified to serve as a member of the Board due to his public company experience and business leadership.
Class C Directors — Terms Expiring 2024
Mark D. Ein, age 58, has served as our Chair of the Board and a Director since March 2013, and previously served as our Chief Executive Officer, Treasurer and Secretary prior to the business combination with Lindblad Expeditions, Inc. in July 2015.
Mr. Ein is an investor, entrepreneur and philanthropist, who has created, acquired, invested in and built a series of growth companies across a diverse set of industries over the course of his 30-year career. During this time, Mr. Ein has been involved in the founding or early stages of six companies that have been worth over one billion dollars and has led over $3 billion of private equity, venture capital and public company investments.
Mr. Ein is the Founder, Chairman and CEO of investment firms Capitol Investment Corp and Venturehouse Group that both create, invest in and build growth businesses in a range of industries. Among the current majority-owned companies in the portfolios are Kastle Systems, the country’s leading provider of proptech and security systems for commercial real estate, where he serves as Executive Chairman.
Mr. Ein is currently also a member of the board of Soho House & Company. (NYSE:SHCO) and Custom Truck One Source, Inc. (NYSE:CTOS).
Mr. Ein is also the Founder and Owner of MDE Sports, which owns the Citi Open tennis tournament in Washington, D.C. (one of the five largest tennis events in the United States), the Washington Justice esports franchise in the Overwatch League, and the Washington City Paper, the renowned local media company serving the Washington, D.C. metropolitan area since 1981.
In February, 2023, Mr. Ein was nominated by President Biden to be Chairman of his President’s Export Council. A native of the Washington area, he actively supports many community, charitable and cultural organizations and currently serves on the boards of the DC Public Education Fund (as Chairman since 2010, the Fund has raised $200 million of philanthropic support for D.C. Public Schools), DC College Access Program (DC-CAP), and DC Policy Center (Co-Founder). He currently serves as a Presidential Appointee to the Board of the United States Tennis Association (USTA), having previously served on the board from 2012-2018 (serving as a Vice President of the Board from 2016-2018). Mr. Ein has been a member of the World Economic Forum since 2016, and the Gridiron Club, the oldest and one of the most prestigious journalistic organizations in Washington, DC.
He has won numerous awards, including the Washington Business Hall of Fame, Washington, D.C. Business Leader of the Year from the Chamber of Commerce in 2011 and 2019, the Jefferson Award (the nation’s highest honor for public service), Washington Business Journal Top Corporation for Philanthropy (Small Companies), Washington Business Journal Power 100, Entrepreneur of the Year Awards from Ernst and Young and the National Foundation for Teaching Entrepreneurship (NFTE). In September 2009, Washington, D.C. Mayor Adrian Fenty presented Mr. Ein with the Key to the City, highlighting his Washington Kastles success on the court and, “for their commitment to the District’s communities and our youth.”
Prior to starting his firm, Mr. Ein worked for The Carlyle Group, Brentwood Associates, and Goldman Sachs. He received a B.S. in Economics with a concentration in finance from the Wharton School of the University of Pennsylvania and his M.B.A. from the Harvard Business School.
We consider Mr. Ein well-qualified to serve as a member of the Board due to his public company experience, business leadership and operational experience.
Sven-Olof Lindblad, age 72, founded Lindblad and had been its President and Chief Executive Officer since its inception through May 2021. Mr. Lindblad has served as our Director since July 2015 and as Co-Chair of the Board since March 29, 2021. Mr. Lindblad’s travel background and familiarity with adventure travel and wildlife dates back to his childhood and with his father, Lars-Eric Lindblad. Mr. Lindblad founded Lindblad in order to offer innovative and educational travel expeditions to the world’s most remarkable places, capturing the true spirit of adventure. His commitment to environmentally responsible travel and ocean advocacy drives the company’s innovation and leadership in the expedition travel category. He is an honorary member of the General Assembly of the Charles Darwin Foundation for the Galapagos Islands; serves on the Board of The Safina Center, and on the Board of Trustees of RARE; is a founding member of the non-profit, Ocean Elders, and serves on the Board of Advisors for Pristine Seas.
We consider Mr. Lindblad well-qualified to serve as a member of the Board due to his leadership, extensive travel background and familiarity with adventure travel.
Dolf Berle, age 60, has served as Chief Executive Officer of the Company and a director since May 2021. Previously, Mr. Berle most recently served as Chief Executive Officer of Topgolf Entertainment Group where he led the company’s overall vision, global growth strategies and financial performance. Prior to that, Mr. Berle served as President and Chief Operating Officer of Dave & Buster’s Entertainment, Inc., and served in a variety of executive leadership roles in the public sector as well as private growth-oriented companies dedicated to joyful guest experiences. These include tenures as Executive Vice President of Hospitality, and Division Head for ClubCorp USA, Inc., President of Lucky Strike Entertainment; and Chief Operating Officer of House of Blues Entertainment, Inc. He serves on the board of National Make-A-Wish Foundation, USA Track and Field and the Norman Rockwell Museum. Mr. Berle earned his undergraduate and M.B.A. degrees from Harvard University, and a Master of Arts degree in African History from the University of Zimbabwe.
We consider Mr. Berle well-qualified to serve as a member of the Board due to his public company experience and experiential business leadership.

CORPORATE GOVERNANCE
Board Composition
Directors hold office for a term ending on the date of the third annual stockholders’ meeting following the annual meeting at which such director’s class was most recently elected until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified. There are no family relationships among our directors. Our bylaws provide that the number of members of our Board of Directors may be changed from time to time by resolutions adopted by the Board of Directors provided that there shall not be less than one director nor more than ten directors. Our Board of Directors currently consists of ten members.
Board Leadership Structure
Our Board of Directors does not have a policy on whether the roles of Chief Executive Officer and Chairperson should be separate. Our Board reserves the right to assign the responsibilities of the Chief Executive Officer and Chairperson position(s) as determined by our Board to be in our best interest. In the circumstance where the responsibilities of the Chief Executive Officer and Chairperson are vested in the same individual or in other circumstances when deemed appropriate, the Board will designate a lead independent director from among the independent directors to preside at the meetings of the non-employee director executive sessions.
Currently, Mark D. Ein and Sven-Olof Lindblad serve as our Co-Chairpersons of the Board. Our Board retains the authority to modify this structure to best address our unique circumstances as and when appropriate.
Board Role in Risk Oversight
Our full Board is responsible for the oversight of our operational risk management process. Our Board has assigned responsibility for addressing certain risks, and the steps management has taken to monitor, control and report such risk, to our audit committee with appropriate reporting to the full Board. Our Board relies on our Compensation Committee to address significant risk exposures facing us with respect to compensation. Our Compensation Committee will periodically conduct a review of our compensation policies and practices to assess whether any risks arising from such policies and practices are reasonably likely to materially adversely affect us.
Board Role in Social and Environmental Risk Oversight
Our full Board is responsible for the oversight of our social and environmental risk management process. Our Board has assigned responsibility for addressing certain risks, and the steps management has taken to monitor, control and report such risk, to our management team with appropriate reporting to the full Board. Our Board relies on our management team to address significant risk exposures facing us with respect to climate changes on our business and our business on the environment. Our management team will periodically conduct a review of our operating, and well as our diversity and hiring, policies and practices, to assess whether any risks arising from such policies and practices are reasonably likely to materially adversely affect us.
Number of Meetings of the Board of Directors
The Board of Directors held a total of five meetings during 2022. Directors are expected to attend Board meetings and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each director attended at least 80% of the aggregate number of meetings of the Board and committees on which he or she served that were held during 2022 and while he or she was a member of the Board or such committee, as appropriate. We do not have a formal policy requiring directors to attend annual meetings of stockholders. One of our directors attended the virtual 2022 annual meeting via the webinar broadcast.

Director Independence
The Board has determined that each of Mr. Aronson, Mr. Bisnow, Mr. Dryden, Mr. Ein, Mr. Fahey, Ms. Reynolds, Mr. Schultz and Mr. Smith qualifies as an “independent” director under the applicable definition of the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”).
Stockholder Communications
Stockholders may send communications to our directors as a group or individually, by writing to those individuals or the group: c/o the Secretary, 96 Morton Street, 9th Floor, New York, NY 10014. The Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or our business to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.
Board Diversity
Under Nasdaq’s Board Diversity Rule, all operating companies listed on Nasdaq’s U.S. exchange are required to publicly disclose diversity statistics regarding their board of directors using the Board Diversity Matrix.
Board Diversity Matrix
	Mr. Aronson	Mr. Berle	Mr. Bisnow	Mr. Dryden	Mr. Ein	Mr. Fahey	Mr. Lindblad	Ms. Reynolds	Mr. Schultz	Mr. Smith
Gender
Female								•
Male	•	•	•	•	•	•	•		•	•
Non-Binary
Did not Disclose Gender
Demographic Background
African-American or Black
Alaskan Native or Native American
Asian (other than South Asian)
South Asian
Hispanic
Native Hawaiian or Pacific Islander
White/Caucasian	•	•	•	•	•	•	•	•	•	•
Two or more races or ethnicities
LGBTQ+									•
Did not disclose demographic background
Directors with Disabilities
Directors who are military veterans

Committees of the Board of Directors
Our Board of Directors currently has three standing committees: (i) a Nominating Committee, (ii) an Audit Committee and (iii) a Compensation Committee. Each of these board committees is described further below. Members of these committees will be elected annually, generally at a Board meeting held in conjunction with the annual stockholders’ meeting. The charters of our Nominating Committee, Audit Committee and Compensation Committee are available on the investor relations page of our website at www.expeditions.com.
Non-Employee Board Committee Members
Name	Audit Committee	Compensation Committee	Nominating Committee
Mr. Aronson	—	—	M
Mr. Bisnow	—	M	—
Mr. Dryden	C	M	—
Mr. Ein	M	M	C
Mr. Fahey	—	C	M
Mr. Lindblad	—	—	—
Ms. Reynolds	M	M	—
Mr. Schultz	—	—	—
Mr. Smith	—	—	M

C — Chair
M — Member
Nominating Committee
The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. During the fiscal year ended December 31, 2022, our Nominating Committee met one time.
The Nominating Committee considers persons identified by its members, management, stockholders, investment bankers, and others. Currently, the guidelines for selecting nominees, which are specified in the Nominating Committee charter, generally provide that persons to be nominated:
•
should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•
should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The Nominating Committee does not distinguish among nominees recommended by stockholders and other persons.
Nominations of persons for election to the Board at the annual meeting may also be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to our Secretary at 96 Morton Street, 9th Floor, New York, NY 10014. To be timely, a stockholder’s notice shall be received by the Secretary at our principal executive offices not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the annual meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholders’ notice to the Secretary must also include the information about the stockholder and the nominee as well as the other information required pursuant to our bylaws.
Audit Committee
Each of the members of the Audit Committee is independent under the applicable Nasdaq listing standards for Audit Committee members. The Board of Directors has determined that each of Messrs. Dryden, Ein and Ms. Reynolds satisfies Nasdaq’s definition of financial sophistication, and that each of Messrs. Dryden, Ein and Ms. Reynolds qualify as an “audit committee financial expert” as defined under rules and regulations of the Securities and Exchange Commission.
The purpose of the Audit Committee is to appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls. The Audit Committee’s duties, which are specified in the audit committee charter, include, but are not limited to:
•
reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;

•
discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•
discussing with management major risk assessment and risk management policies;

•
monitoring the independence of our independent auditor;

•
verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•
reviewing and approving all related-party transactions;

•
inquiring and discussing with management our compliance with applicable laws and regulations;

•
pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•
appointing or replacing the independent auditor;

•
determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

During the fiscal year ended December 31, 2022, our Audit Committee met five times.
Compensation Committee
The purpose of the Compensation Committee is to review and approve compensation paid to our officers and directors and to administer our incentive compensation plans. The Compensation Committee’s duties, which are specified in the Compensation Committee charter, include, but are not limited to:
•
establishing compensation plans and compensation policy;

•
approving compensation arrangements for senior management, including annual incentive and long-term compensation;

•
reviewing leadership development and succession planning; and

•
making grants under our equity incentive plans.

During the fiscal year ended December 31, 2022, our Compensation Committee met three times. The processes for consideration of executive compensation are discussed further under “Executive Compensation — Compensation Discussion and Analysis.”
Director Compensation
Our non-employee director compensation includes annual cash fees of $55,000 for each non-employee director, additional $40,000 of cash compensation for each Co-Chair of the Board, additional cash compensation for chair of board committees ($15,000 for the Audit Committee Chair and $10,000 for the Chairs of the other committees), and an annual grant of $85,000 in shares of restricted stock. Our 2022 annual restricted stock grant was made in August 2022, with the awards resulting in 9,615 restricted shares per director that vest in August 2023, subject to continued service with us. We have also established a deferred compensation program for our non-employee directors to elect to defer receipt of their director compensation or to elect to receive shares of the Company’s common stock in lieu of cash compensation.
In order to increase their knowledge and understanding of our business and the related challenges that the business faces, we encourage our non-employee Board members and their families to experience our expeditions. Under the Directors Expedition Policy, a Board member is entitled to take one expedition every calendar year with no cost to the director. Each expedition the director participates in must be on a different vessel and must be a different itinerary than they have taken in the past. The director’s family, at the cost to the director including airfare, may accompany the director on the expedition. Each of the director’s family members will be charged a rate equal to the Company’s cost for the expedition, plus airfare, subject to certain exceptions.
In order to align our directors’ interests with those of our stockholders, we have a stock ownership policy for directors, where directors are required to own shares of our common stock equal in value to five times the annual retainer for directors within five years of becoming a director.
DIRECTOR COMPENSATION FOR 2022
Name	Fees Earned or Paid in Cash	Option Awards	Stock Awards(1)	All Other Compensation	Total
Mr. Aronson(2)	$—	$—	$139,975	$—	$139,975
Mr. Bisnow	$55,000	$—	$84,997	$—	$139,997
Mr. Dryden(3)	$70,000	$—	$84,997	$—	$154,997
Mr. Ein(2)(4)	$—	$—	$183,218	$—	$183,218
Mr. Fahey(5)	$65,000	$—	$84,997	$—	$149,997
Mr. Lindblad(6)	$95,000	$—	$84,997	$—	$179,997
Ms. Reynolds	$55,000	$—	$84,997	$—	$139,997
Mr. Schultz	$48,048	$—	$84,997	$—	$133,045
Mr. Smith	$55,000	$—	$84,997	$—	$139,997

(1)
In accordance with SEC rules, the amounts shown reflect the aggregate grant date fair value of stock awards granted to non-employee Directors during 2022, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”). The grant date fair value is measured based on the closing fair market value of our common stock on the date of grant.

(2)
Mr. Aronson and Mr. Ein elected stock-based compensation in lieu of cash for 2022, resulting in awards totaling 6,427 and 11,272 shares, respectively.

(3)
Mr. Dryden earned additional compensation of $15,000 for serving as the Chairperson of the Audit Committee during 2022.

(4)
Mr. Ein earned additional compensation of $40,000 for serving as the Co-Chairperson of the Board of Directors and $10,000 for serving as the Chairperson of the Nominating Committee during 2022.

(5)
Mr. Fahey earned additional compensation of $10,000 for serving as the Chairperson of the Compensation Committee during 2022.

(6)
Mr. Lindblad earned additional compensation of $40,000 for serving as Co-Chairperson of the Board of Directors during 2022.

EXECUTIVE OFFICERS
Certain information regarding our executive officers is provided below as of April 5, 2023:
Name	Age	Position
Dolf Berle	60	Chief Executive Officer and Director
Craig I. Felenstein	50	Chief Financial Officer
Noah Brodsky	42	Chief Commercial Officer
Dean (Trey) Byus III	54	Chief Expedition Officer
Benjamin L. Bressler	60	President, Natural Habitat, Inc.
For information with respect to Mr. Berle, please see the information about the members of our Board of Directors on the preceding pages. There are no family relationships among our directors or executive officers.
Craig I. Felenstein joined us as Chief Financial Officer in September 2016. Mr. Felenstein brings a long history of leadership positions in a wide range of public companies, most recently serving as the Senior Vice President of Investor Relations and Strategic Finance at Shutterstock, Inc. from March 2015 until September 2016, where he oversaw all interaction with the investment community while leading the financial planning and analysis and corporate development functions. Prior to Shutterstock, Inc., Mr. Felenstein was at Discovery Communications, LLC (“Discovery”), from May 2008 to March 2015, serving in various management roles, including Executive Vice President of Investor Relations, where he was responsible for building and directing the investor relations function. At the same time, he was part of the executive team for several of Discovery’s businesses, including serving as the Chief Financial Officer of Digital, Chief Financial Officer of US Network Revenue and Chief Financial Officer of Animal Planet, overseeing all financial activity and helping to drive the strategy for each operating unit. Prior to Discovery, he held senior positions at News Corporation, Viacom Inc., and Arthur Andersen LLC. Mr. Felenstein holds a B.S. in Accounting from Binghamton University.
Noah Brodsky joined us as Chief Commercial Officer in May of 2022. Mr. Brodsky has built a more than 20-year career focused on inspirational travel experiences and premium guest service through a succession of sales, marketing and operating roles at leading global hospitality companies. He is a demonstrated leader in innovative marketing strategies, revenue growth and digital transformation. Most recently, Mr. Brodsky served as the President of the Travel + Leisure Group from January 2021 and Chief Brand Officer for Travel + Leisure Co. (formerly known as Wyndham Destinations) from June 2018 until April 2022. While at Wyndham, Mr. Brodsky served as EVP, Brand Strategy and Corporate Marketing of Wyndham Vacation Ownership and prior to that served as Senior Vice President, Worldwide Loyalty and Customer Engagement, for Wyndham Hotel Group, beginning in 2014. Previously, Mr. Brodsky served as Chief Experience Officer at WeWork from 2013 to 2014 and held leadership roles before that at Starwood Hotels and Resorts and Four Seasons Resorts. Mr. Brodsky holds a B.S. from Cornell University and an M.B.A. from Harvard Business School.
Dean (Trey) Byus III joined us in 1993 as an Expedition Leader and since 2009 has served as Lindblad’s Chief Expedition Officer overseeing programming for Lindblad’s vessels in addition to serving on the Executive Management Team. Prior to 2009, Mr. Byus served as Lindblad’s Vice President of Operations and Program Development, Director of Field Staff & Expedition Technology and Director of Field Staff. Mr. Byus has worked in regions around the world and has extensive experience in managing Lindblad’s expedition teams, vessel deployments and itineraries, R&D, pricing and marketing, as well as business development, including working with National Geographic. Mr. Byus holds a B.A. from the University of Washington.
Benjamin L. Bressler joined us in May 2016, in connection with our acquisition of Natural Habitat, Inc., as the President of the company. Mr. Bressler founded Natural Habitat in 1985 and has led the company since that time. Mr. Bressler brings over three decades of experience in nature and conservation travel. Mr. Bressler holds a B.A. in Government from Skidmore College.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers, whom we refer to as our “NEOs,” during 2022 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes and narrative for 2022. The NEOs are identified below in the table titled “Summary Compensation Table for 2022.” In this compensation discussion and analysis, we also describe various actions regarding NEO compensation taken before or after 2022 when we believe it enhances the understanding of our executive compensation program. Due to the circumstances related to the COVID-19 pandemic and compensation limits under Section 4004 of the CARES Act in connection with the Company’s Main Street Loan, a number of extraordinary measures were taken and discretionary decisions were made by the Compensation Committee on salaries, short-term and long-term incentive compensation of our NEOs during 2021 and 2022. During 2022, we repaid the Main Street Loan in full.
Overview of Our Executive Compensation Philosophy and Design
We believe that a skilled, experienced and dedicated management team is essential to our future performance and to building stockholder value. We seek to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:
•
to motivate our executive officers to achieve and create stockholder value;

•
to attract and retain executive officers who we believe have the experience, temperament, talents, and convictions to contribute significantly to our future success; and

•
to align the economic interests of our executive officers with the interests of our stockholders.

The Compensation Committee is focused on executive compensation being appropriate in amount and form. The Compensation Committee strives to align the interests of our executive team with the interests of our stockholders by providing incentives based upon the achievement of performance levels in relation to our strategic goals. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and are committed to ongoing engagement with our stockholders on executive compensation practices. The Compensation Committee specifically considers the results from the annual stockholder advisory vote on executive compensation. At the 2022 annual meeting of shareholders, 58% of the votes cast on the stockholder advisory vote on executive compensation were in favor of our executive compensation.
Oversight of Executive Compensation
Our Compensation Committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our executive officers, setting the compensation and other benefits of our executive officers, overseeing our response to the outcome of the advisory votes of stockholders on executive compensation, assessing the relative enterprise risk of our compensation program and administering our incentive compensation plans. Our Board of Directors, our Compensation Committee and our Chief Executive Officer will each play a role in setting the compensation of our NEOs. Our Board of Directors appoints the members of our Compensation Committee and delegates to the Compensation Committee the direct responsibility for overseeing the design and administration of our executive compensation program. The Compensation Committee evaluates the performance of the CEO and determines his compensation based on this evaluation. With respect to our other executive officers, the Compensation Committee considers the CEO’s input as to performance evaluations and recommended compensation arrangements. The compensation of all named executive officers is subject to the final approval of the committee.
Management and the Compensation Committee rely upon outside advisors to determine competitive pay levels, evaluate pay program design, and assess evolving technical constraints. The Compensation Committee retained the firm of Frederic W. Cook & Co. (“FW Cook”) to consult and assist with the structuring and development of a comprehensive executive compensation program based on performance, utilizing the elements discussed below. We considered all factors relevant to FW Cook’s independence from management, including the following factors:
•
The provision of other services that the consultant provides to us;

•
The amount of fees received from us as a percentage of the consultant’s total revenue;

•
The consultant’s policies and procedures designed to prevent conflicts of interest;

•
Business or personal relationships of the consultant with our Compensation Committee members;

•
The amount of our stock owned by the consultant; and

•
Business or personal relationships of the consultant with our executive officers.

Mr. Bressler’s employment agreement provides for an annual cash bonus opportunity equal to 10% of Natural Habitat’s net profits (after giving effect to accrual or payment of such bonus), and an annual restricted stock unit award opportunity of $100,000 related to the management of the Land Experiences business segment. Accordingly, Mr. Bressler does not currently participate in the Company’s long-term or short-term incentive compensation plans described below. During 2022, Mr. Bressler earned a bonus of $1.2 million and $100,000 of restricted stock units in accordance with his employment agreement.
Elements of Executive Compensation
Our executive compensation program for our NEOs consists of the following elements:
•
Base salary;

•
Short-term (annual) cash-based incentive compensation;

•
Long-term incentive compensation in the form of equity; and

•
Retirement and other benefits.

Base Salary
We pay our NEOs a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year. Generally, our Compensation Committee will set executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. Base salaries will generally be reviewed annually by our Compensation Committee, subject to terms of employment agreements, and will adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.
The 2023 effective base salaries for our NEOs, as well as the percentage increase from the 2022 actual base salaries, if any, are as follows:
Name	Fiscal 2023 Base Salary	Percentage Change From Fiscal 2022 Base Salary
Mr. Berle	$575,000	0%
Mr. Felenstein(1)	$475,000	15%
Mr. Brodsky	$450,000	13%
Mr. Byus(1)	$350,000	24%
Mr. Bressler	$200,000	0%

(1)
The base salaries for Mr. Felenstein and Mr. Byus’ were previously reduced in 2020 due to the impact of COVID-19 pandemic, and frozen through February 2023, due to restrictions related to the now-terminated Main Street Loan Facility program.

Short-Term (Annual) Cash-Based Incentive Compensation
We utilize annual cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. In 2017, our Compensation Committee adopted an Employee Incentive Plan (EIP) under our 2015 Long-Term Incentive Plan to govern annual cash incentive award opportunities for our executive officers and other key employees. Target award levels under the EIP are based on a percentage of each participant’s base salary and cash incentive awards are earned based on performance against metrics.
2022 Short-Term (Annual) Cash-Based Incentive Compensation
For 2022, the Compensation Committee set the performance metric weightings as follows: Adjusted EBITDA (target $(25.7) million; weight 70%), Net Yield per Available Guest Night (target $801; weight 15%) and Guest Satisfaction (target 93.5%; weight 15%). The Compensation Committee set target award levels for each of our NEOs at a target level of 75% (as a percentage of base salary). For 2022, awards could be earned at a level of up to 150% of the target level if maximum performance goals were achieved and the minimum thresholds to earn awards were as follows: Adjusted EBITDA (85% of target), Net Yield per Available Guest Night (90% of target) and Guest Satisfaction (96% of target). Our Compensation Committee maintained discretion to adjust the achievement of the financial metrics for unusual and nonrecurring factors and events, such as acquisitions and other unusual events, costs and expenses. As a result of our performance, our NEOs earned 102.7% of the target award level for the short-term incentive compensation, resulting in the following bonus amounts:
Name	2022 Short- Term Annual Cash-Based Incentive Bonus Amount Earned
Mr. Berle	$442,894
Mr. Felenstein	$317,343
Mr. Brodsky	$185,650
Mr. Byus	$218,173
2023 Short-Term (Annual) Cash-Based Incentive Compensation
For 2023, the Compensation Committee set the performance metric weightings as follows: Adjusted EBITDA (70%), Net Yield per Available Guest Night (15%) and Guest Satisfaction (15%). The Compensation Committee set target award levels for each of our NEOs at a target level of 75% (as a percentage of base salary). For 2023, awards can be earned at a level of up to 150% of the target level if maximum performance goals are achieved and the minimum thresholds to earn awards are as follows: Adjusted EBITDA (85% of target), Net Yield per Available Guest Night (90% of target) and Guest Satisfaction (96% of target). Our Compensation Committee has the discretion to adjust the achievement of the financial metrics for unusual and nonrecurring factors and events, such as acquisitions and other unusual events, costs and expenses.
Long-Term Incentive Compensation
We utilize equity-based incentive compensation in order to align compensation directly with the creation of value to stockholders by rewarding performance and the achievement of goals important to the Company’s strategic objectives. We believe that such compensation attracts, motivates and helps retain executives. In 2022, our Compensation Committee approved awards of restricted stock units (“RSUs”) and a market-based award (“MSUs”) grant, to key employees, including our named executive officers, under our Long-Term Incentive Plans, each as described in more detail below:
2022 Long-Term Incentive Compensation
In February 2022, our Compensation Committee approved awards of RSUs and MSUs to key employees, including our named executive officers, under our 2021 Long-Term Incentive Plan (together with the 2015 Long-Term Incentive Plan, the “LTIP”), each as described in more detail below:

RSUs.   The RSUs are time vesting equity incentive awards that will vest in annual installments, following the March 31, 2022 grant date, subject to the recipient’s continued employment or service with us or our subsidiaries on the applicable vesting date. Upon vesting, each RSU represents the right to receive one share of our common stock or an equivalent amount of cash. Each RSU is granted in tandem with a dividend equivalent right, which is subject to the same vesting schedule as the underlying RSU to which it relates. In 2022, RSU awards were awarded in the following amounts to our NEOs, with the number of RSUs to be determined based upon the closing price of our common stock on the grant date ($15.08): Mr. Berle: $287,500 (19,065 RSUs); Mr. Felenstein: $205,993 (13,660 RSUs); Mr. Goodman: $212,507 (14,092 RSUs); and Mr. Byus: $141,631 (9,392 RSUs). The awards were granted on March 31, 2022 and will vest annually over three years on the anniversary of the grant, subject to continued service with us.
MSUs.   We have traditionally have granted performance-based stock units (“PSUs”) to our NEOs. The PSUs are typically performance-vesting equity incentive awards that are earned based on our annual performance against financial and performance metrics over a three-year time period. However, due to the continued uncertainty of the continued COVID-19 pandemic and the difficulty of definitively identifying a re-start date for operations, the Compensation Committee granted MSUs in lieu of the PSUs to executives in 2022 in order to align and tie compensation to our share price performance over a three-year period. The MSUs are market-based equity incentive awards based on a performance-multiplier of change in the stock price of the Company’s common stock between the grant date and a determined closing price. Awards will vest after a three-year performance period and may be earned at a level ranging from 0% to 150% of the number of MSUs granted, depending on performance. Performance will be determined by dividing (i) the average Company stock closing price for 10 consecutive trading days ending on the vesting date by (ii) the Company stock closing price on the day of the grant, provided, however, that in no event shall the performance exceed 150%. The number of MSUs earned shall be determined and shall vest on March 31, 2025. In 2022, MSU awards were awarded in the following amounts to our NEOs (based on 100% of target), with the number of shares determined based upon the closing price of our common stock on the grant date ($15.08): Mr. Berle: $287,500; Mr. Felenstein: $205,993; Mr. Goodman: $212,507; and Mr. Byus: $141,631. The awards were granted on March 31, 2022.
2023 Long-Term Incentive Compensation
In March 2023, our Compensation Committee approved awards of RSUs and PSUs to key employees, including our named executive officers, under our LTIP, each as described in more detail below:
RSUs.   The RSUs are time vesting equity incentive awards that will vest in annual installments, following the March 31, 2023 grant date, subject to the recipient’s continued employment or service with us or our subsidiaries on the applicable vesting date. Upon vesting, each RSU represents the right to receive one share of our common stock or an equivalent amount of cash. Each RSU is granted in tandem with a dividend equivalent right, which is subject to the same vesting schedule as the underlying RSU to which it relates. In 2023, RSU awards were awarded in the following amounts to our NEOs, with the number of RSUs determined based upon the closing price of our common stock on the March 31, 2023 grant date, which was $9.56: $287,500 (30,020 RSUs); Mr. Felenstein: $237,500 (24,843 RSUs); Mr. Brodsky: $225,000 (23,535 RSUs); and Mr. Byus: $175,000 (18,305 RSUs). The awards were granted on March 31, 2023 and will vest annually over three years on the anniversary of the grant, subject to continued service with us.
PSUs.   The PSUs are performance-vesting equity incentive awards that will be earned based on our annual performance against metrics relating to annual Adjusted EBITDA and annual revenue over a three-year time period. Each PSU is granted in tandem with a dividend equivalent right, which is subject to the same performance vesting terms as the underlying PSU to which it relates. Awards will vest after a three-year performance period. Performance shall be determined based on the Company’s level of achievement against the target goals for each fiscal year. The number of PSUs earned shall be equal to the target number of PSUs multiplied by the average of the payout percentages for each fiscal year. For 2023, the Compensation Committee set the performance metric weightings of Annual Adjusted EBITDA (75%) and Annual Revenue (25%) for each applicable fiscal year. In 2023, PSU awards were granted in the following amounts to our NEOs, with the number of shares determined based upon the closing price of our common stock the grant date: Mr. Berle: $287,500; Mr. Felenstein: $237,500; Mr. Brodsky: $225,000; and Mr. Byus: $175,000. The awards were granted on March 31, 2023, with the award amount determined based upon the closing price of our common stock on March 31, 2023, which was $9.56.

Retirement and Other Benefits
We are strongly committed to encouraging all employees to save for retirement. To provide employees with the opportunity to save for retirement on a tax-deferred basis, we sponsor a 401(k)-plan pursuant to which we matched any employee contributions, including our NEOs, up to $2,400 in 2022. We also provide certain other customary benefits to our employees, including our NEOs, which are intended to be part of a competitive compensation program. These benefits, which are offered to all full-time employees, include medical, dental, life and disability insurance as well as paid leave during the year.
In order to increase their knowledge and understanding of our business and the related challenges that the business faces, we encourage our employees, including our NEOs, and their families to experience our expeditions. To that end, employees and their family members are entitled to travel on expeditions at the per person variable land costs associated with the particular expedition. In addition to the land costs, the employee is responsible for airfare, any shipboard purchases and crew gratuities.
Compensation on Termination of Employment
Each of our named executive officers has an employment agreement that provides for severance in the event they are terminated without cause or they leave for good reason. We believe these agreements are important for retention purposes, as many companies we compete with offer severance compensation, particularly in connection with a change of control. Accordingly, our named executive officers have the right to receive severance compensation if they are terminated without cause or they leave for good reason while the agreement is in effect. If such termination occurs within a specified period after a change of control, enhanced severance compensation, including the vesting of unvested equity awards, is provided. We believe that such compensation gives our named executive officers incentive (1) to stay with the Company despite the possibility of losing employment after a change of control and (2) to focus on obtaining the best possible value for stockholders in a change of control transaction. For additional information on compensation on termination of employment, see “Executive Compensation — Agreements with Executive Officers” and “Executive Compensation — Estimated Additional Compensation Triggered by Termination of Employment.”
Policy on Hedging Transactions
It is the Company’s policy that, its officers and directors may not engage in hedging transactions if such hedging transactions permit an officer or director to own Company securities obtained through employee benefit plans or otherwise but without the full risks and rewards of ownership. Officers and directors may otherwise engage in hedging or monetization transactions that can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and private exchange funds.
Recoupment/Clawback Policies
The Sarbanes-Oxley Act of 2002 subjects incentive compensation and stock sale profits of our CEO and CFO to forfeiture in the event of an accounting restatement resulting from any non-compliance, as a result of misconduct, with any financial reporting requirement under securities laws.

Summary Compensation Table
The following table summarizes the compensation earned in each of the last three completed fiscal years to our NEOs:
Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(2)	All Other(5)	Total
Mr. Berle Chief Executive Officer	2022	$575,000	$442,894	$575,000	$—	$42,409	$1,635,303
	2021	$370,432	$302,892	$1,012,973	$5,230,000	$19,966	$6,936,263
Mr. Lindblad Former President and Chief Executive Officer	2021	$—	$—	$772,519	$—	$38,608	$811,127
	2020	$193,479	$231,750	$1,912,242	$—	$39,381	$2,376,852
Mr. Felenstein Chief Financial Officer	2022	$412,000	$317,343	$411,986	$—	$42,931	$1,184,259
	2021	$412,000	$296,014	$411,982	$—	$42,840	$1,162,836
	2020	$360,500	$185,400	$1,474,910	$—	$40,140	$2,060,950
Mr. Brodsky(3) Chief Commercial Officer	2022	$241,900	$260,650	$437,506	$2,809,777	$13,092	$3,762,925
Mr. Byus III Chief Expedition Officer	2022	$283,250	$218,173	$283,263	$—	$42,931	$827,616
	2021	$283,250	$203,510	$283,235	$—	$42,840	$812,835
	2020	$289,563	$149,400	$1,696,546	$—	$40,140	$2,175,649
Mr. Bressler President, Natural Habitat, Inc.	2022	$200,000	$1,183,389	$100,000	$—	$50,809	$1,534,198
	2021	$171,354	$211,500	$—	$—	$50,718	$433,572
	2020	$76,250	$150,000	$—	$—	$47,213	$273,463
Mr. Goodman(4) Former Chief Commercial and Marketing Officer	2021	$425,000	$308,042	$687,693	$—	$41,406	$1,462,141
	2020	$49,040	$28,469	$975,600	$1,088,100	$—	$2,141,209
Philip J. Auerbach(4) Former Chief Commercial Officer	2020	$248,522	$398,185	$205,999	$—	$23,403	$876,109

(1)
Due to circumstances related to the impact of the COVID-19 pandemic, 2020 base salary increases granted by the Compensation Committee for Messrs. Lindblad, Felenstein and Byus, were not instituted. Additionally, 2020 base salaries for Messrs. Felenstein and Byus were reduced by 20%, Messrs. Felenstein, Byus and Goodman’s salary was frozen for 2021, and Mr. Lindblad declined a salary for a significant period of 2020 and for 2021. Similarly, due to the circumstances related to the impact of the COVID-19 pandemic, Mr. Bressler reduced his annual salary for 2020 and 2021.

(2)
With respect to stock awards, the grant date fair value is measured based on the closing market value on the date of grant. Mr. Berle’s 2021, Mr. Brodsky’s 2022 and Mr. Goodman’s 2020 grants relate to their employment agreements. The 2020 grants for Messrs. Lindblad, Felenstein and Byus include a December 2020 incentive grant related to a restriction and freeze on executive salary for the period that the Company’s Main Street Loan was outstanding plus one year. Mr. Goodman’s 2021 grants include an incentive grant related to a restriction and freeze on executive salary for the period that the Company’s Main Street Loan was outstanding plus one year. Mr. Lindblad’s December 2020 incentive grant was forfeited in 2021, when he stepped down as President and Chief Executive Officer. 60% of Messrs. Felenstein and Byus’s December 2020 incentive grant is being forfeited due to the repayment of the Main Street Loan. With respect to options, the calculated grant date fair value of Mr. Brodsky’s 2022 options were awarded in two grants at $8.18 and $7.27 per option, Mr. Berle’s 2021 options were $5.23 per option and Mr. Goodman’s 2020 options were $3.51 per option. Refer to Note 13 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for assumptions used to value equity awards.

(3)
Mr. Brodsky joined the Company on May 31, 2022. Mr. Brodsky’s 2022 bonus includes a $75,000 hiring bonus.

(4)
Mr. Goodman left the Company on May 13, 2022, and Mr. Auerbach left the Company in 2020.

(5)
The amounts in this column for 2022 consist of the following for each executive:

Name	401(k) Match	Health Insurance Premiums	Life, Accidental Death & Dismemberment and Long-Term Disability Premiums	Other(a)
Mr. Berle	$2,400	$37,901	$2,108	$—
Mr. Felenstein	$2,400	$37,901	$2,630	$—
Mr. Brodsky	$1,210	$10,818	$1,064	$—
Mr. Byus	$2,400	$37,901	$2,630	$—
Mr. Bressler	$2,400	$37,901	$2,108	$8,400

(a)
Mr. Bressler receives a monthly vehicle allowance.

Pay Ratio
We have estimated the ratio between our Chief Executive Officer’s total compensation and the median annual total compensation of all employees (except the Chief Executive Officer). In searching for the median employee, we considered taxable compensation totals in 2022. We identified the “Median Employee” based on the taxable compensation of all full-time, part-time, and temporary employees employed by us on December 31, 2022, then we calculated the Median Employee’s compensation under the Summary Compensation Table rules. Our Chief Executive Officer had annual total compensation of $1,635,303 and our Median Employee had annual total compensation of $66,416. Therefore, we estimate that our Chief Executive Officer’s annual total compensation for 2022 was approximately 24.6 times that of the median of the annual total compensation of all of our employees.

GRANTS OF PLAN BASED AWARDS DURING 2022
The following table sets forth information about grants of plan-based awards to our NEOs during the year ended December 31, 2022.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date of Equity Incentive Plan Awards	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Options, Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Mr. Berle		$—	$431,250	$646,875
	03/31/22				—	19,065	38,130		$287,500
	03/31/22							19,065	$287,500
Mr. Felenstein		$—	$309,000	$463,500
	03/31/22				—	13,660	20,490		$205,993
	03/31/22							13,660	$205,993
Mr. Brodsky		$—	$181,425	$272,137
	05/31/22							30,467	$437,506
	05/31/22							160,458	$2,304,177
	06/10/22							40,000	$505,600
Mr. Byus		$—	$150,000	$225,000
	03/31/22				—	9,392	14,088		$141,631
	03/31/22							9,392	$141,631

(1)
The amount shown represents the range of possible cash incentive awards that could have been earned under our 2022 Short-Term (Annual) Cash-Based Incentive Compensation plan. For additional information, see “Compensation Discussion and Analysis.”

(2)
The amounts shown represent the range of MSU stock awards that may be earned under our 2022 Long-Term Incentive Compensation Plan for performance during 2022 through 2025. For additional information, see “Compensation Discussion and Analysis.”

(3)
The amount represents RSUs granted under our 2022 Long-Term Incentive Compensation Plan. For additional information, see “Compensation Discussion and Analysis” and “Outstanding Equity Awards at 2022 Fiscal Year End” table.

(4)
Amount represents the aggregate grant date fair value computed in accordance with FASB ASC 718. With respect to stock awards, the grant date fair value is measured based on the closing market value on the date of grant. With respect to options, the calculated grant date fair value of Mr. Brodsky’s options were $8.18 per option for the options granted May 31, 2022 and $7.27 per option for the options granted June 10, 2022.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
The following table sets forth information about outstanding equity awards held on December 31, 2022 by our NEOs.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Berle	200,000	800,000	$16.38	05/10/31	65,827	$506,868	19,065(5)	$146,801
Mr. Felenstein	188,000	—	$9.47	09/06/26	65,377	$503,400	18,452(3)	$142,080
							10,899(4)	$83,922
							13,660(5)	$105,182
Mr. Brodsky	—	160,458	$14.36	05/31/32	30,467	$234,596	—	$—
	—	40,000	$12.64	06/10/32
Mr. Byus	—	—	$—	N/A	74,196	$571,309	12,686(3)	$97,682
							7,493(4)	$57,696
							9,392(5)	$72,318
	388,000	1,000,458			235,867	$1,816,173	91,647	$705,682

(1)
The amounts in this column have been computed based on the closing price of our common stock of $7.70 on December 30, 2022 (the last business day of 2022). The actual value realized by the executive will depend on the market value of our common stock on the date that the awards vest and the actual number of shares that vest.

(2)
The shares vest as follows:

Unvested Stock Awards (number of shares, units or options)
Mr. Berle	Mr. Felenstein	Mr. Brodsky	Mr. Byus	Vesting Dates
19,065	13,660	—	9,392	RSUs vest 33% on each March 31, 2023, 2024 and 2025
—	7,266	—	4,995	RSUs vest 50% on each March 31, 2023 and 2024
—	2,224	—	1,529	RSUs vest on March 31, 2023
—	10,000	—	—	RSUs vest 50% on each December 8, 2023 and 2024
—	32,227	—	58,280	RSUs vest 33% on each December 21, 2023, 2024 and 2025
46,762	—	—	—	RSUs vest 25% each on June 3, 2023, 2024, 2025 and 2026
—	—	30,467	—	RSUs vest 25% each on May 31, 2023, 2024, 2025 and 2026
800,000	—	—	—	Options 25% vest on May 10, 2023, 2024, 2025 and 2026
—	—	160,458	—	Options vest 20% on each of May 31, 2023, 2024, 2025, 2026 and 2027
—	—	40,000	—	Options vest 20% on each of June 10, 2023, 2024, 2025, 2026 and 2027

(3)
Represents PSUs and MSUs in an amount equal to the maximum possible awards available on December 31, 2022 under our 2021 long-term incentive compensation plan based on performance during 2020 through 2023. The PSUs are performance-vesting equity incentive awards that will be earned based on our annual performance against metrics relating to annual Adjusted EBITDA and annual revenue over a three-year time period. Awards will vest after a three-year performance period and may be earned a level ranging from 0% to 200% of the number of PSUs granted, depending on performance. Each PSU is granted in tandem with a dividend equivalent right, which is subject to the same performance vesting terms as the underlying PSU to which it relates. For 2020, the Compensation Committee set the performance metric weightings to the following: Adjusted EBITDA (75%) and revenue (25%) with the requirement to achieve at least 85% of target for Adjusted EBITDA and 90% of target for revenue. In 2020, PSU awards were granted in the following amounts to our NEOs, with the number of shares determined based upon the closing price of our common stock on March 31, 2020, which was $4.17, and June 30, 2020, which was $7.72: Mr. Felenstein: $103,000; and Mr. Byus: $70,811. As the performance targets for 2020, 2021 and 2022 were determined prior to the COVID-19 pandemic, actual 2020 and 2021 achievement was 0% of target and 2022 achievement is anticipated to be below target. The MSUs are market-based equity incentive awards based on a performance-multiplier of change in the stock price of the Company’s common stock between the grant date and a determined closing price. MSU awards will vest after a performance period and may be earned at a level ranging from 0% to 150% of the number of MSUs granted, depending on performance. In 2020, MSU awards were granted to our NEOs, with the number of shares determined based upon the closing price of our common stock on September 30, 2020, which was $8.51: Mr. Felenstein: $206,002; and Mr. Byus; $141,623. The actual number of shares earned and to be issued shall be determined on their vesting dates, 50% on March 31, 2022 and 50% on March 31, 2023. The MSUs that vested on March 31, 2022 achieved 150% of performance.
(4)
Represents MSUs in an amount equal to the maximum possible awards available on December 31, 2022 under our 2021 long-term incentive compensation plan based on performance during 2021 through 2024. The MSUs are market-based equity incentive awards based on a performance-multiplier of change in the stock price of the Company’s common stock between the grant date and a determined closing price. Awards will vest after a three-year performance period and may be earned at a level ranging from 0% to 150% of the number of MSUs granted, depending on performance. Performance shall be determined by dividing (i) the average Company stock closing price for 10 consecutive trading days ending on the vesting date by (ii) the Company stock closing price on the day of the grant, provided, however, that in no event shall the performance exceed 150%. The number of MSUs earned shall be determined based upon the closing price of our common stock on our March 31, 2024 stock price and shall vest on that date. In 2021, MSU awards were awarded in the following amounts to our NEOs, with the number of shares determined based upon the closing price of our common stock on the grant date: Mr. Felenstein: $206,000; and Mr. Byus: $141,625. The awards were granted on March 31, 2021, with the award amount determined based upon the closing price of our common stock on March 31, 2021, which was $18.90.

(5)
Represents MSUs in an amount equal to the maximum possible awards available on December 31, 2022 under our 2021 long-term incentive compensation plan based on performance during 2022 through 2024. For additional information, see “Compensation Discussion and Analysis.”

OPTION EXERCISES AND STOCK VESTED IN 2022
The following table sets forth information about option exercises and restricted stock vesting for our NEOs in 2022.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Berle	—	$—	11,690	$168,453
Mr. Felenstein	—	$—	26,103	$617,536
Mr. Brodsky	—	$—	—	$—
Mr. Byus	—	$—	41,837	$487,115
	—	$—	79,630	$1,273,104

(1)
The amounts in this column represent the aggregate of the difference between the applicable market price of the shares of common stock acquired at exercise and the applicable exercise price of the options, multiplied by the number of shares underlying the options.

(2)
The amounts in this column represent the aggregate market value of the shares of common stock acquired upon vesting based on the closing price on the applicable vesting date or, if the market was closed on the vesting date, the last trading day that immediately preceded the vesting date.

PAY VERSUS PERFORMANCE
The following table sets forth information about executive compensation, compensation paid and the Company’s performance.
Year	Summary Compensation Table Total for PEO Berle(1)	Summary Compensation Table Total for PEO Lindblad(1)	Compensation Actually Paid to PEO Berle(1)(2)(3)	Compensation Actually Paid to PEO Lindblad(1)(2)(3)	Average Summary Compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)(3)	Value of $100 Investment Based On:(4)		Net Loss Available to Common Stockholders (millions)	Adjusted EDITDA (millions)(6)
							Total Shareholder Return	FTSE 100 Index(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2022	$1,635,303	N/A	$(3,740,733)	N/A	$1,827,250	$722,410	$47.09	$98.80	$(116.1)	$(11.5)
2021	$6,936,263	$811,127	$10,277,472	$(896,178)	$967,846	$719,423	$95.41	$97.91	$(124.7)	$(64.0)
2020	N/A	$2,376,852	N/A	$3,021,481	$1,691,674	$2,108,405	$104.71	$85.66	$(100.4)	$(52.2)

(1)
Mr. Berle was the Principle Executive Officer (“PEO”) during 2022 and 2021, Mr. Lindblad was the PEO during 2021 and 2020. The Non-PEO NEOs for each year were Mr. Felenstein, Mr. Byus, Mr. Bressler and Mr. Goodman, and for 2022 only, Mr. Brodsky.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year. The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

	PEO Berle
	2020	2021	2022
SCT Total	$—	$6,936,263	$1,635,303
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	—	(6,242,973)	(575,000)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	—	9,584,182	278,231
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	—	—	(4,429,394)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	—	(649,872)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—
Compensation Actually Paid	$—	$10,277,472	$(3,740,733)

	PEO Lindblad
	2020	2021	2022
SCT Total	$2,376,852	$811,127	$—
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(1,912,242)	(772,519)	—
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	3,458,773	748,831	—
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(277,732)	(466,575)	—
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(624,171)	124,019	—
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	(1,341,061)	—
Compensation Actually Paid	$3,021,481	$(896,178)	$—
	NEO
	2020	2021	2022
SCT Total	$1,691,674	$967,846	$1,827,250
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(1,088,231)	(345,728)	(1,010,633)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,951,502	303,478	341,776
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(49,992)	(239,077)	(363,226)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(244,063)	32,904	(72,757)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(152,485)	—	—
Compensation Actually Paid	$2,108,405	$719,423	$722,410

(4)
Total Shareholder Return (TSR) is cumulative for the measurement periods beginning on December 31, 2019 and ending on the last day in FY 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

(5)
“Peer Group” represents the FTSE 100, which the Company has identified as its peer group for purposes of Item 402(v) and which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K.

(6)
We have determined that Adjusted EBITDA is the financial performance measure that, in our assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used to link compensation actually paid to our named executive officers, for the most recently completed fiscal year, to company performance. A reconciliation of Adjusted EBITDA can be found in our Annual Report on Form 10-K.

Performance Measures Used to Link Company Performance and CAP.   The following is a list of performance measures, which in our assessment represent the most important performance measures used by the Company to link compensation actually paid to the named executive officers for FY 2022. Each metric below is used for purposes of determining payouts under either our annual incentive program or vesting of our performance-based stock awards. Please see the CD&A for a further description of these metrics and how they are used in the Company’s executive compensation.
•
Adjusted EBITDA

•
Net Yield

•
Stock Price

Relationship between CAP and TSR.   The graph below illustrates the relationship between TSR and the Peer Group TSR as well as the relationship between CAP and TSR for the PEO and average Non-PEO NEOs.
Relationship between CAP and GAAP Net Income.   The graph below reflects the relationship between the PEO and average Non-PEO NEOs CAP and the Company’s Net Income for the applicable fiscal year.

Relationship between CAP and Adjusted EBITDA (our Company-Selected Measure).   The graph below reflects the relationship between the PEO and average Non-PEO NEOs CAP and the Company’s Adjusted EBITDA for the applicable fiscal year.

Pay Versus Performance: Adjusted EBITDA
Compensatoin Actually Paid ($000)
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
-$2,000
-$4,000
Adjusted EBITDA ($000)
$0
-$25
-$50
-$75
$3,162
$2,108
-$52
$10,277
-$896
-$64
$719
-$3,741
-$12
$722
FY 2020
FY 2021
FY 2022
PEO CAP (Berle)
PEO CAP (Lindblad)
Avg. Non-PEO NEOs CAP
Adjusted EBITDA

Agreements with Executive Officers
We have entered into agreements with certain of our executive officers as follows:
Dolf Berle.   On March 29, 2021 we entered into an employment agreement with Mr. Berle, effective May 10, 2021, for an initial term through May 10, 2026, which renews automatically annually, pursuant to which he was provided with the following compensation arrangements: (i) an initial annual base salary of $575,000; (ii) an annual bonus opportunity through an incentive bonus program established by our Board of Directors or our Compensation Committee, with bonuses to be targeted at 75% of annual base salary; (iii) an annual equity incentive award to be targeted at 100% of annual base salary; (iv) a grant of stock options to purchase 1,000,000 shares of our common stock vesting annually pro rata over a five-year period, provided, that, if the fair market value of the Company’s common stock is greater than $18.00 per share on the date of grant, then Mr. Berle will be granted restricted stock units (“Substitute RSUs”) in lieu of a portion of the options to the extent necessary in order to bring the average per-share “exercise price” of the Executive’s Options and Substitute RSUs to $18.00 per share; provided, however, that if Mr. Berle’s employment terminates due to death, disability or without cause or due to his resignation for good reason, the portion of the restricted shares and the shares subject to the stock option scheduled to vest on the next regular anniversary vesting date shall vest; and (v) the anticipation that Mr. Berle, would purchase up to $1,000,000 of shares of the Company’s common stock in open market transactions no later than 180 days after the 2021 Annual Meeting (the “Purchased Shares”), and as soon as practicable following Mr. Berle’s purchase of the Purchased Shares (and not later than December 31, 2021), Mr. Berle would be granted a number of restricted stock units equal to the number of Purchased Shares (not to exceed $1,000,000 in value) (the “Purchased Shares RSUs”). The Purchased Shares RSUs were granted in 2021 and will vest in equal installments on the first five anniversaries.
In addition, if Mr. Berle’s employment is terminated without cause or due to his resignation for good reason, he will be entitled to continuation of his annual base salary and payment or reimbursement of COBRA premiums for a twelve-month period. Upon such termination or his death or disability, Mr. Berle will also be entitled to a pro-rated portion of any annual bonus for the year of termination. To receive these severance payments and benefits, Mr. Berle must execute a general release of claims. Mr. Berle will also be prohibited from competing with the Company or soliciting the Company’s employees, customers or suppliers for a period of two years following his termination of employment.

“Cause” is defined to mean, subject to us providing timely notice and the right to cure, (i) willful misconduct and mismanagement that is materially injurious to us; (ii) refusal in any material respect to carry out or comply with any lawful and reasonable directive of our Board of Directors consistent with the terms of the employment agreement; (iii) conviction, plea of no contest, or plea of nolo contendere for any felony; (iv) unlawful use (including being under the influence) or possession of illegal drugs on our (or any of our subsidiaries’) premises while performing duties and responsibilities under the employment agreement; (v) commission of an act of fraud, embezzlement, willful misappropriation, willful misconduct, or breach of fiduciary duty, in any case that results in material harm to us or any of our affiliates; (vi) material violation of any provision of the employment agreement or material written policy; or (vii) willful or prolonged, and unexcused, absence from work (other than by reason of disability due to physical or mental illness). Action or inaction is only “willful” if done or omitted without the good faith belief that such action or inaction is in our best interests.
“Good reason” is defined to mean (i) a material diminution in base compensation, the budget that Mr. Berle oversees, or his authority, duties or responsibilities (including reporting relationships); (ii) a material change in geographic location where Mr. Berle must perform services; or (iii) any other action or inaction that constitutes a material breach of the employment agreement.
Dean (Trey) Byus III.   On September 4, 2018, we entered into an amendment to the employment agreement with Mr. Byus, which (i) extended the term of the employment agreement until March 31, 2020, with automatic twelve-month renewal periods thereafter unless either party provides prior notice of non-renewal; (ii) provides for an annual target cash bonus equal to 75% of his base salary in 2018 (subject to adjustment by the Company’s Compensation Committee in future periods provided that such target cash bonus amount shall not be reduced to less than 65% of his base salary) and (iii) provides for participation in the Company’s equity incentive plans with the expectation that he will receive an annual equity award targeted at 100% of his base salary.
If we were to terminate Mr. Byus’s employment without “cause” (which includes our non-extension of the term) or if he were to resign for good “reason” (each a “Qualifying Termination”), Mr. Byus will be entitled to, subject to his signing and not revoking a general release of claims, (i) severance payments equal to one times the sum of annual base salary plus average annual bonus over the preceding three-year period, payable over a 12 month period in accordance with our customary payroll practices; (ii) a pro-rated bonus for the year of termination (based on actual performance for the fiscal year) and (iii) COBRA continuation coverage for 12 months after the termination date.
If a Qualifying Termination occurs within one year after a change in control, or while we are party to a definitive agreement the consummation of which would result in a change in control, the employment agreement provides that the executive will be entitled to, subject to his signing and not revoking a general release of claims and in lieu of the amounts above, (i) severance payments equal to two times the sum of annual base salary plus target annual bonus amount, payable over a 24-month period in accordance with our customary payroll practices; (ii) a pro-rated bonus for the year of termination (based on our actual performance for the fiscal year) and (iii) COBRA continuation coverage for 24 months after the termination date.
The employment agreement contains mutual non-disparagement and customary confidentiality and assignment of inventions provisions. In addition, for 24 months following termination, the employment agreement prohibits Mr. Byus from competing with our business worldwide (except for providing services to a conglomerate that competes with us if the executive is not directly involved with the competitive division or line) and from soliciting our employees, independent contractors, customers, suppliers and similar counterparties. The definition of “cause” and “good reason” are the same as set forth above for Mr. Berle.
Craig I. Felenstein.   In connection with his appointment as Chief Financial Officer, we entered into an employment agreement with Mr. Felenstein for an initial term of four years, pursuant to which he was provided with the following compensation arrangements: (i) an initial annual base salary of $400,000; (ii) an annual bonus opportunity through an incentive bonus program established by our Board of Directors or our Compensation Committee, with bonuses to be targeted at 75% of annual base salary; (iii) an annual equity incentive award to be targeted at 100% of annual base salary; (iv) a grant of 40,000 restricted shares of our common stock vesting annually pro rata over a four-year period; and (v) a grant of stock options to purchase

200,000 shares of our common stock vesting annually pro rata over a four-year period; provided, however, that (a) if Mr. Felenstein’s employment terminates due to death, disability or without cause or due to his resignation for good reason prior to the fourth anniversary of the effective date of the agreement, the portion of the restricted shares and the shares subject to the stock option scheduled to vest on the next regular anniversary vesting date shall vest; (b) upon a “change in control” (as defined in our Long-Term Incentive Plans), the value of any unvested restricted shares will be retained in Mr. Felenstein’s favor under comparable terms as he had prior to such change in control (which retention may be in the form of stock and/or cash); and (c) if Mr. Felenstein’s employment terminates without cause or due to his resignation for good reason within one year after a change in control, 100% of the restricted shares and the shares subject to the stock option (to the extent outstanding following such transaction) shall vest.
In addition, if Mr. Felenstein’s employment is terminated without cause or due to his resignation for good reason, he will be entitled to continuation of his annual base salary and payment or reimbursement of COBRA premiums for a twelve-month period if such termination occurs on or after the three-year anniversary of the effective date. Upon such termination or his death or disability, Mr. Felenstein will also be entitled to a pro-rated portion of any annual bonus for the year of termination. To receive these severance payments and benefits, Mr. Felenstein must execute a general release of claims. Mr. Felenstein will also be prohibited from competing with the Company or soliciting the Company’s employees, customers or suppliers for a period of two years following his termination of employment. The definition of “cause” and “good reason” are the same as set forth above for Mr. Berle.
Noah Brodsky.   In connection with his appointment as Chief Commercial Officer, we entered into an employment agreement with Mr. Brodsky for an initial term through May 31, 2026, which renews automatically annually, pursuant to which he was provided with the following compensation arrangements: (i) an initial annual base salary of $400,000; (ii) an annual bonus opportunity through an incentive bonus program established by our Board of Directors or our Compensation Committee, with bonuses to be targeted at 75% of annual base salary; (iii) an annual equity incentive award to be targeted at 100% of annual base salary; (iv) a grant valued at $1.75 million, 75% of which will be issued in options and 25% of which will be issued in Restricted Stock Units, each vesting annually pro rata over a four-year period commencing on the Effective Date under the Company’s 2021 LTIP; provided, however, that if Mr. Brodsky’s employment terminates without cause or due to his resignation for good reason within one year after a change in control, 100% of the restricted shares and the shares subject to the stock option (to the extent outstanding following such transaction) shall vest.
In addition, if Mr. Brodsky’s employment is terminated without cause or due to his resignation for good reason, he will be entitled to continuation of his annual base salary and payment or reimbursement of COBRA premiums for a twelve-month period. Upon such termination or his death or disability, Mr. Brodsky will also be entitled to a pro-rated portion of any annual bonus for the year of termination. To receive these severance payments and benefits, Mr. Brodsky must execute a general release of claims. Mr. Brodsky will also be prohibited from competing with the Company or soliciting the Company’s employees, customers or suppliers for a period of two years following his termination of employment. The definition of “cause” and “good reason” are the same as set forth above for Mr. Berle.
Benjamin L. Bressler.   In connection with the acquisition of Natural Habitat, we entered into an employment agreement with Mr. Bressler, amended May 2020 and December 2022, for a term extended through December 31, 2025, pursuant to which he was provided with the following compensation arrangements: (i) an initial annual base salary of $200,000; (ii) an annual cash bonus opportunity equal to 10% of Natural Habitat’s net profits (after giving effect to accrual or payment of such bonus) (the “Net Profit Bonus”); (iii) an equity incentive opportunity to earn an award of options based on the future financial performance of Natural Habitat. Specifically, as soon as practicable after December 31, 2025, we will calculate the Final Year Equity Value of Natural Habitat (as defined in the employment agreement) and if it exceeds $25 million, effective as of December 31, 2025, subject to his continued employment through that date, Mr. Bressler will be granted a number of options that will have a fair value (generally determined in accordance with applicable accounting standards) equal to 10.1% of such excess, with a one-time 50% early election as of December 31, 2023. Any such options will have a per-share exercise price equal to the fair market value of our common stock on the grant date and will be fully vested and exercisable as of the grant date. If our Board of Directors reasonably determines that issuing options would violate any applicable law or regulation or any applicable securities exchange listing standards or other requirements or the terms and conditions of our equity incentive plan then in effect, we may instead settle the equity incentive opportunity with a lump-sum cash payment equal to 10.1% of such excess; (iv) a managed business value equity incentive opportunity where Mr. Bressler shall also have an opportunity to earn a stock or cash award based on the future financial performance of the managed businesses; and (v) be eligible to participate in and may receive additional awards under any of Parent’s equity incentive award plans and programs as in effect from time to time, such awards will include an annual restricted stock unit award opportunity with a target annual award value of $100,000, which may be earned based on the business performance of the Managed Businesses. In addition, in the event Natural Habitat makes any dividend payment or other distribution to its stockholders during the period beginning on the closing date of the acquisition of Natural Habitat and ending on December 31, 2023, upon the occurrence of such dividend payment or other distribution, Mr. Bressler will be entitled to receive a supplementary compensatory cash payment equal to 10.1% of the aggregate dividend or distribution payment amount, subject to his continued employment through the date of payment.
The employment agreement also provides that, upon the termination of Mr. Bressler’s employment due to death or disability, subject to his signing and not revoking a general release of claims, he will be entitled to (i) a pro-rated portion of any Net Profit Bonus for the year of termination (based on Natural Habitat’s actual net profits for such year) and (ii) if such termination occurs prior to December 31, 2025, a lump sum cash payment equal to 10.1% of the Final Year Equity Value of Natural Habitat (determined in this circumstance as of the last day of the calendar quarter ending prior to the termination date) over $25.0 million (the “Equity Opportunity Payout”). The employment agreement also provides that, upon the termination of Mr. Bressler’s employment without cause or his resignation of employment for good reason, subject to his signing and not revoking a general release of claims, he will be entitled to (i) severance payments equal to one times his annual base salary, (ii) any Net Profit Bonus for the year of termination (based on Natural Habitat’s actual net profits for such year) and (iii) if such termination occurs prior to December 31, 2025, the Equity Opportunity Payout.
The employment agreement contains confidentiality and assignment of inventions provisions for the benefit of us, Natural Habitat and their direct and indirect subsidiaries and prohibits Mr. Bressler from competing with, or soliciting the employees of, us, Natural Habitat and their direct and indirect subsidiaries, for a period of two years following his termination.
In addition, Mr. Bressler’s remaining 19.9% ownership interest in Natural Habitat is subject to an arrangement providing for put/call rights that generally cannot be exercised, with certain exceptions, until 2025.
“Cause” is defined in the employment agreements to mean, subject to us providing timely notice and the right to cure, (i) willful misconduct and mismanagement that is materially injurious to Natural Habitat; (ii) refusal in any material respect to carry out or comply with any lawful and reasonable directive of the Natural Habitat Board of Directors or our Board of Directors consistent with the terms of the employment agreement; (iii) conviction, plea of no contest, or plea of nolo contendere for any felony; (iv) unlawful use (including being under the influence) or possession of illegal drugs on our (or any of our subsidiaries’) premises while performing executive’s duties and responsibilities under the employment agreement; (v) commission of an act of fraud, embezzlement, willful misappropriation, willful misconduct, or breach of fiduciary duty, in any case that results in material harm to us or any of our affiliates; (vi) material violation of any provision of the employment agreement or material written policy; or (vii) willful or prolonged, and unexcused, absence from work (other than by reason of disability due to physical or mental illness). Action or inaction is only “willful” if done or omitted without the good faith belief that such action or inaction is in the best interests of Natural Habitat.
“Good reason” is defined in the employment agreement to mean (i) a material diminution in base compensation or the formula for determining Net Profit Bonus from the highest level in effect during the term, the budget that Mr. Bressler oversees, or his authority, duties or responsibilities (including reporting relationships); (ii) a material change in geographic location where he must perform services; or (iii) any other action or inaction that constitutes a material breach of the employment agreement.

ESTIMATED ADDITIONAL COMPENSATION TRIGGERED BY TERMINATION OF EMPLOYMENT IF TERMINATED ON THE LAST BUSINESS DAY OF 2022
The following table illustrates the additional compensation that we estimate would be payable to each of our NEOs on termination of employment under each of the circumstances described above, assuming the termination occurred on December 31, 2022. The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment.
Termination Without Cause or for Good Reason Without a Change in Control:
Name	Cash	Equity	Perquisites/ Benefits	Total
Mr. Berle	$1,017,894(1)	$138,947(3)	$37,452(6)	$1,194,293
Mr. Felenstein	$729,343(1)	$201,378(4)	$37,452(6)	$968,173
Mr. Brodsky	$400,000(1)	$234,596(5)	$37,452(6)	$672,048
Mr. Byus	$691,784(2)	$—	$37,452(6)	$729,236
Mr. Bressler	$12,149,444(12)	$—	$56,178(7)	$12,205,622
Termination Without Cause or for Good Reason in connection with a Change in Control:
Name	Cash	Equity	Perquisites/ Benefits	Total
Mr. Berle	$1,017,894(1)	$506,868(10)	$37,452(6)	$1,562,214
Mr. Felenstein	$729,343(1)	$503,400(9)	$37,452(6)	$1,270,195
Mr. Brodsky	$400,000(1)	$234,596(10)	$37,452(6)	$672,048
Mr. Byus	$1,181,736(8)	$—	$74,904(11)	$1,256,640
Mr. Bressler	$12,149,444(12)	$—	$56,178(7)	$12,205,622

(1)
Amount represents twelve months of annual salary and the annual bonus amount actually paid for the 2022 fiscal year.

(2)
Amount represents the sum of (i) one times annual base salary; (ii) average annual bonus for the years ended December 30, 2022, 2021 and 2020; and (iii) the annual bonus amount actually paid for the 2022 fiscal year.

(3)
Amount shown represents (a) the product of (i) the number of shares underlying all unvested stock options and (ii) the excess, if any, of the closing price per share of our common stock on December 30, 2022 of $7.70 and the exercise price per share of such options, plus (b) the market value of 27% of the unvested RSUs at the December 30, 2022 closing share price of $7.70.

(4)
Amount shown represents (a) the product of (i) the number of shares underlying all unvested stock options and (ii) the excess, if any, of the closing price per share of our common stock on December 30, 2022 of $7.70 and the exercise price per share of such options, plus (b) the market value of 40% of the unvested RSUs at the December 30, 2022 closing share price of $7.70.

(5)
Amounts represents the market value of 100% of the unvested options at the December 30, 2022 closing share price of $7.70.

(6)
Amount represents the value of COBRA continuation coverage for a period of 12 months.

(7)
Amount represents the value of COBRA continuation coverage for a period of 18 months.

(8)
Amount represents the sum of (i) two times the sum of annual base salary and target bonus; and (ii) the annual bonus amount actually paid for the 2022 fiscal year.

(9)
Amount shown represents the sum of the market value of 100% of the unvested RSUs at the December 30, 2022 closing share price of $7.70.

(10)
Amount shown represents the product of (i) the number of shares underlying all unvested stock options and (ii) the excess, if any, of the closing price per share of our common stock on December 30, 2022 of $7.70 and the exercise price per share of such options.

(11)
Amount represents the value of COBRA continuation coverage for a period of 24 months.

(12)
Amount represents the sum of (i) annual base salary, (ii) the annual bonus amount actually paid for the 2022 fiscal year and (iii) Company Value Increase amount as defined per the employment acquisition agreement.

Compensation Policies and Practices and Risk Management
The Compensation Committee considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the Compensation Committee does not see them as encouraging risk taking. We also provide NEOs with equity awards to help further align their interests with our interests and those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee’s tenure or at various intervals to award achievements or provide additional incentive to build long-term value and are subject to vesting schedules to help ensure that executives have significant value tied to our long-term corporate success and performance.
The Compensation Committee believes that our compensation philosophy and programs will encourage employees to strive to achieve both short-and long-term goals that are important to our success and building stockholder’s value, without promoting unnecessary or excessive risk taking. The Compensation Committee has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on us.
Compensation Committee Interlocks and Insider Participation
During the last fiscal year, no member of our Compensation Committee served as one of our employees. No member of our Compensation Committee entered into a related party transaction with us during fiscal year 2022.
No interlocking relationships exist between our Board of Directors or our Compensation Committee and the board of directors or the Compensation Committee of any other entity. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on our Compensation Committee’s review and discussions with management, our Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
John M. Fahey (Chair)
Elliott Bisnow
L. Dyson Dryden
Mark D. Ein
Catherine B. Reynolds

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related Person Policy
Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the Board of Directors (or the Audit Committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member of the persons referred to in clauses (a) and (b) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
Our Audit Committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
Related Party Transactions
Other than as described below, since January 1, 2022, we have not entered into, and there are no currently proposed, related party transactions.
The son of Sven-Olof Lindblad, our Board of Directors Co-Chair, was employed by us as Director of Global Business Development through August 2022. During 2022, he received aggregate compensation of $244,126, inclusive of salary and bonus.

PROPOSAL NO. 2
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION
We are asking stockholders to approve an advisory resolution on our 2022 executive compensation as reported in this proxy statement.
We urge stockholders to read the “Executive Compensation” section beginning on page 18 of this proxy statement, as well as the Compensation Discussion and Analysis, the Summary Compensation Table and other related compensation tables and narrative in this proxy statement, which provide detailed information on the compensation of our NEOs.
In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:
RESOLVED, that the stockholders of Lindblad Expeditions Holdings, Inc. (the “Company”) approve, on an advisory basis, the 2022 compensation of the Company’s named executive officers disclosed in the Executive Compensation section and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
Our Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL NO. 3
THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023
The Audit Committee of the Board of Directors appointed Ernst & Young LLP to serve as Lindblad’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and as further directed that the selection of Ernst & Young LLP be submitted to a vote of stockholders at the annual meeting for ratification.
In selecting Ernst & Young LLP to be our independent registered public accounting firm for 2023, our Audit Committee considered the results from its review of Ernst & Young LLP’s independence, including (i) all relationships between Ernst & Young LLP and our Company and any disclosed relationships or services that may impact Ernst & Young LLP’s objectivity and independence; (ii) Ernst & Young LLP’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the Ernst & Young LLP engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.
Our Audit Committee charter does not require that our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our Audit Committee may reconsider whether to retain Ernst & Young LLP, but still may retain the firm. Even if the selection is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.
Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.
Our Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered certified public accounting firm for the fiscal year 2023. If the appointment is not ratified, our Audit Committee will consider whether it should select another independent registered certified public accounting firm.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
The following table provides information relating to the fees billed to us by Ernst & Young LLP for the year ended December 31, 2022 and Marcum LLP for the years ended December 31, 2022 and 2021:
	2022	2021(4)
Audit fees(1)	$750,000	$735,499
Audit-related fees	$—	$—
Prior auditor consent(2)	$66,950	$—
Tax fees	$—	$—
All other fees(3)	$—	$5,300

(1)
Audit fees consists of fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and review of our condensed financial information included in our quarterly filings on Form 10-Q, including all services required to comply with the standards of the Public Company Accounting Oversight Board (United States), and fees associated with performing the integrated audit of internal controls over financial reporting (Sarbanes-Oxley Section 404 work).

(2)
Fees paid to our prior auditors, Marcum LLP, related to auditor’s consent to use their 2021 audit report.

(3)
These consist of fees related to professional services associated with the Company’s 2021 Form S-8 filing with the Securities and Exchange Commission.

(4)
2021 fees are related to the Company’s prior auditors, Marcum LLP.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
The Audit Committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.
All of the audit and non-audit related services provided by Ernst & Young LLP to us in 2022 were approved by the Audit Committee by means of specific pre-approvals or otherwise in accordance with the Audit Committee Charter.
Change in Independent Registered Public Accounting Firm
On March 9, 2022, our Audit Committee notified Marcum LLP (“Marcum”), our prior independent registered public accounting firm, that it would be dismissed from that position effective immediately. The audit reports of Marcum on our consolidated financial statements as of December 31, 2021 and 2020 and for the years ended December 31, 2021, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our two most recent fiscal years ended December 31, 2021 and December 31, 2020, and the interim period through March 9, 2022, there were no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between us and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum’s satisfaction, would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements for such years. Other reportable events under Regulation S-K Item 304(a)(1)(v): Marcum’s report on the effectiveness of internal control over financial reporting as of December 31, 2020 indicated that we did not maintain effective internal control over financial reporting as of December 31, 2020, because of the effect of a material weakness related to financial close and reporting process.

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.
The Audit Committee also reviewed our consolidated financial statements for fiscal year 2022 with Ernst & Young LLP, our independent auditors for fiscal year 2022, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence and has considered whether the provision of non-audit services provided by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.
This report is submitted by the members of the Audit Committee of the Board of Directors:
L. Dyson Dryden (Chair)
Mark D. Ein
Catherine B. Reynolds

STOCKHOLDER PROPOSALS FOR THE 2024 MEETING
Our bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary.
Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2024 must be received by us no later than December 19, 2023. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.
Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary at 96 Morton Street, 9th Floor, New York, NY 10014. To be timely, a stockholder’s notice shall be delivered to, or made and received by, the Secretary at our principal executive offices not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the annual meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.
OTHER MATTERS
The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

LINDBLAD EXPEDITIONS HOLDINGS, INC.Annual Meeting of Stockholders June 1, 2023 10:00 AM EDTVirtual MeetingThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint Dolf Berle and Craig I. Felenstein, and each or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LINDBLAD EXPEDITIONS HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 AM EDT on June 1, 2023, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDEPLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.All shareholders who wish to attend the Virtual Meeting, must register at: www.viewproxy.com/lindblad/2023/htype.aspThe deadline for registration is May 29, 2023 at 11:59 PM (EDT).Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 1, 2023. The Proxy Statementand our 2022 Annual Report to Stockholders are available at: http://www.viewproxy.com/lindblad/2023

Please mark your votes like this ☒

1. Election of Class B Directors

Nominees:

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

____

I plan on attending the meeting ☐

Date: ______________________________

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Signature

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Signature (if held jointly)

VIRTUAL CONTROL NUMBER

VIRTUAL CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

INTERNET

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The Board of Directors recommends you vote FOR the following: Please mark your votes like this ☒The Board of Directors recommends you vote FOR proposals 2 and 3.FORAGAINST ABSTAIN 1.Election of Class B DirectorsNominees:01 L. Dyson Dryden 02 John M. Fahey03 Catherine B. Reynolds FOR ALL☐ WITHHOLD ALL☐ FOR ALL EXCEPT☐ 2.The approval, on an advisory basis, of the 2022 compensation of our named executive officers.3.The ratification of the appointment of Ernst & Young LLP as our independent registered ☐☐☐ INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark, “For All Except” and write the number(s) of the nominee(s) on the line below. certified public accounting firm for fiscal 2023.NOTE: The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.I plan on attending the meeting Date: Signature Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐ Signature (if held jointly)NOTE: Please sign as your name(s) appear(s) hereon. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, please sign full corporate name or partnership name by authorized officer.VIRTUAL CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.VIRTUAL CONTROL NUMBERPROXY VOTING INSTRUCTIONSPlease have your 11-digit control number ready when voting by Internet or Telephone, or when voting during the virtual Annual Meeting